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Amendment No. 4
to
SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
Golden State Vintners, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:

Golden State Vintners, Inc.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

February 5, 2004

INFORMATION CONCERNING THE SOLICITATION

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Golden State Vintners, Inc., a Delaware corporation (the "Company"), for use at the 2003 Annual Meeting of Stockholders of the Company, to be held at 10:00 a.m., Pacific time, on February 5, 2004, at the Company's offices at 607 Airpark Road, Napa, California and any adjournments thereof (the "Meeting").

        Holders of the Company's Class A and Class B Common Stock (collectively the "Common Stock") of record as of the close of business on December 23, 2003, the record date fixed by the Board, will be entitled to notice of, and to vote at, the Meeting. As of the record date, 4,342,528 shares of Class A Common Stock and 5,170,459 shares of Class B Common Stock were issued and outstanding. Holders of Class A Common Stock are entitled to cast ten votes for each share held of record by them, or a total of 43,425,280 votes, on each proposal submitted to a vote at the Meeting. Holders of Class B Common Stock are entitled to cast one vote for each share held of record by them, or a total of 5,170,459 votes, on each proposal submitted to a vote at the Meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the Meeting and vote in person. Any stockholder giving a proxy has the right to revoke that proxy by (i) filing a later-dated proxy or a written notice of revocation with the Secretary of the Company at the address set forth above at any time before it is exercised, or (ii) voting in person at the Meeting.

        The Company's Secretary and President were appointed by the Board as the persons to receive and vote the proxies at the Meeting. All properly executed proxies returned in time to be counted at the Meeting will be voted as stated below under "Voting Procedures." Any stockholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board by so marking the proxy in the space provided thereon. Where a choice has been specified on the proxy with respect to the foregoing matters, including the election of directors, the shares represented by the proxy will be voted in accordance with the choice specified. If no choice is specified, the proxy will be voted as follows:

        Proxy Item No. 1. FOR approval of an amendment to the Company's Amended and Restated Certificate of Incorporation to effectuate a reverse split (the "Reverse Stock Split") of the outstanding shares of the company's Class A and Class B Common Stock. Pursuant to the reverse stock split, shares of Class A and Class B Common Stock, respectively, held by each stockholder will be converted into a lesser number of shares, based on a ratio of 5,900 outstanding shares being converted into one share, with no fractional shares being issued as a result of the Reverse Stock Split. Each stockholder who would otherwise be entitled to receive a fractional share post-Reverse Stock Split shall receive in cash $3.25 per share for each share of Class A or Class B Common Stock held before the Reverse Stock Split that would result in a post-split fractional share.

        Proxy Item No. 2. FOR election of management's proposed slate of directors, as set forth herein.

        Proxy Item No. 3. FOR ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for fiscal year ending June 30, 2004.

        The Board knows of no other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote properly may be taken, including any proposal to adjourn the Meeting, shares represented by all proxies received by the Board will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

        An Annual Report to Stockholders on Form 10-K, as amended, containing financial statements for the fiscal year ended June 30, 2003 is being delivered with this Proxy Statement to all stockholders entitled to vote. This Proxy Statement, Annual Report and the form of proxy were first mailed to stockholders on or about December 30, 2003.

SUMMARY OF TERMS OF REVERSE STOCK SPLIT

        The following is a summary of the material terms of the proposed amendment to the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), the Reverse Stock Split and the other transactions contemplated in connection with the Reverse Stock Split.

        The proxy statement contains a more detailed description of the terms of the proposed amendment to the Certificate of Incorporation and the Reverse Stock Split. We encourage you to read the entire proxy statement and each of the documents we that have attached as an Annex carefully before voting.

  •
  Management proposed, a special committee of outside independent directors (the "Special Committee") reviewed and recommended to our Board, and our Board has authorized a 5,900-for-1 Reverse Stock Split of our Class A Common Stock, par value $.01 per share and 5,900-for-1 Reverse Stock Split of our Class B Common Stock, par value $.01 per share. Our Board recommends that all stockholders vote in favor of the Reverse Stock Split. See also the information under the captions "Special Factors—Reasons for and Purpose of the Reverse Stock Split" and "Recommendation of the Special Committee and Our Board; Fairness of Reverse Stock Split" in this proxy statement.

  •
  The approval of a majority of the votes entitled to be cast at the meeting by holders of the issued and outstanding shares of Class A and Class B Common Stock, voting together as a single class, is necessary to approve the Reverse Stock Split. See also the information under the caption "Description of the Reverse Stock Split—Vote Required" in this proxy statement.

  •
  The Special Committee and our Board have determined that the Reverse Stock Split is fair to and in the best interest of all of our unaffiliated stockholders, including those being redeemed pursuant to the Reverse Stock Split and those who will retain an equity interest in our Company subsequent to the consummation of the Reverse Stock Split. See also the information under "Recommendation of the Special Committee of the Board; Fairness of the Reverse Stock Split Proposal."

  •
  Certain members of our Board have indicated that they intend to vote, or cause to be voted, shares which they directly or indirectly control in favor of the Reverse Stock Split. The shares of stock beneficially held by these directors represent approximately 80% of the voting power of the Company and, if voted as indicated, assure the approval of the Reverse Stock Split. See also the information under the captions "Description of the Reverse Stock Split—Vote Required" and "Effects of the Reverse Stock Split" in this proxy statement.

  •
  Assuming the Reverse Stock Split becomes effective, you will receive one new share of Class A Common Stock for each 5,900 shares of Class A Common Stock you own at that time and one new share of Class B Common Stock for each 5,900 shares of Class B Common Stock you own at that time. If you do not own a number of shares of Class A or Class B Common Stock evenly divisible by 5,900, you will receive a cash payment in the amount of $3.25 per pre-split share in lieu of a fraction of a share of new Class A Common Stock and/or new Class B Common Stock that would otherwise be issued following the Reverse Stock Split. If you hold less than 5,900 shares of either Class A or Class B Common Stock, you will receive a cash payment of $3.25 per pre-split share. See also the information under the caption "Description of the Reverse Stock Split—Exchange of Certificates for Cash Payment or Shares" in this proxy statement.

  •
  The Reverse Stock Split is not expected to affect our current business plan or operations, except for the anticipated cost and management time savings associated with termination of our public company obligations. See also the information under the captions "Effects of the Reverse Stock Split—Financial Effect of the Reverse Stock Split" and "Conduct of the Company's Business after the Reverse Stock Split" in this proxy statement.

  •
  If the Reverse Stock Split is approved, we will be eligible to cease filing periodic reports with the Securities and Exchange Commission (the "Commission") and we intend to cease public registration and terminate the NASDAQ National Market listing of our Class B Common Stock. Our Class A Common Stock has not been registered with the Commission nor listed on the NASDAQ National Market or any securities exchange. See also the information under the captions "Special Factors—Reasons for and Purpose of the Reverse Stock Split" and "Recommendation of the Special Committee and Our Board; Fairness of Reverse Stock Split" in this proxy statement.

  •
  The Special Committee retained independent legal counsel and the services of Adams, Harkness & Hill, Inc. to provide an opinion as to the fairness from a financial point of view of the cash consideration to be paid to the holders of the Company's Class A and Class B Common Stock who will hold fractional shares immediately following the Reverse Stock Split. The full text of the written opinion of Adams, Harkness & Hill, which sets forth assumptions made, procedures followed, matters considered, and the qualifications and limitations on the scope of the review undertaken in connection with the opinion, is attached to this proxy statement as Annex C. The description of Adams, Harkness & Hill's opinion is qualified in its entirety by reference to the full text of the opinion. Stockholders are urged to, and should, read the opinion carefully and in its entirety. For a more detailed description of Adams, Harkness & Hill's opinion, see the information under the caption "Opinion of Adams, Harkness & Hill" in this proxy statement.

  •
  For those record holders that receive a cash payment in the Reverse Stock Split and cease to hold, either directly or indirectly, shares of Class A or Class B Common Stock, you will need to recognize a gain or loss for federal income tax purposes for the difference between the amount of cash received and the aggregate tax basis in your shares of Class A or Class B Common Stock. For those record holders that receive Class A Common Stock, Class B Common Stock or both incident to the Reverse Stock Split, but no cash, you will not recognize any gain or loss for federal income tax purposes. See also the information under the caption "Effects of the Reverse Stock Split—Certain Federal Income Tax Consequences" in this proxy statement. You are urged to consult with your own tax advisor regarding the tax consequences of the Reverse Stock Split in light of your own particular circumstances.

  •
  You are not entitled to appraisal rights under either our governance documents or Delaware General Corporation Law, even if you dissent from approval of the Reverse Stock Split. See also the information under the caption "Description of the Reverse Stock Split—Appraisal Rights" in this proxy statement.

  •
  Subject to obtaining our lender's written consent, the Company has the financial resources to complete the Reverse Stock Split. See the information under the caption "Financing of the Reverse Stock Split" in this proxy.

Questions and Answers About the Reverse Stock Split

        The following questions and answers briefly address some commonly asked questions about the Reverse Stock Split proposal that are not addressed in the summary term sheet. They may not include all the information that is important to you. We urge you to read carefully this entire proxy statement, including our financial statements and exhibits.

Q:
What are some of the advantages of the Reverse Stock Split?

A:
The Special Committee and our Board believe that the Reverse Stock Split will have, among others, the following advantages:

  •
  we will terminate the registration of our Class B Common Stock under the Exchange Act, which will eliminate the significant tangible and intangible costs of our being a public company (with estimated tangible costs savings of approximately $968,000 before taxes annually for us);

  •
  we will be able to provide complete liquidity for our unaffiliated stockholders holding fewer than 5,900 shares and partial liquidity for other unaffiliated stockholders where liquidity has been lacking in the market, and do so at a fair price through a transaction in which our unaffiliated stockholders will generally be eligible to receive capital gains tax treatment for their proceeds and avoid paying brokerage commissions and fees;

  •
  we will be able to eliminate the obligation to publicly disclose sensitive, competitive business information; and

  •
  our management will be able to better focus on our business's long-term goals and objectives.

  See "Special Factors—Reasons for and Purpose of the Reverse Stock Split."

Q:
What are some of the disadvantages of the Reverse Stock Split?

A:
The Special Committee and our Board believe that the Reverse Stock Split will have, among others, the following disadvantages:

  •
  stockholders owning less than 5,900 shares of either our Class A or Class B Common Stock will not have an opportunity to liquidate their shares at a time and for a price of their choosing; instead, they will be cashed out and will no longer be a stockholder of our Company and will not have the opportunity to participate in or benefit from any future potential appreciation in our Company's value;

  •
  stockholders remaining in the Company following the Reverse Stock Split will no longer have readily available to them all of the information regarding the Company's operations and results that is currently available in the Company's filings with the Commission.

  •
  the elimination of our Class B Common Stock's trading market may result in our Company having less flexibility in attracting and retaining executives and employees since equity-based incentives (such as stock options) tend not to be as valuable in a private company;

  •
  we will be less likely to be able to use our shares to acquire other companies;

    •
    completion of the Reverse Stock Split will require additional borrowings under our existing debt agreements and may result in our inability to satisfy certain financial covenants in those agreements; and

    •
    it will be more difficult for us to access the public equity markets.

  See "Recommendation of the Special Committee and our Board; Fairness of the Reverse Stock Split" and "Effects of the Reverse Stock Split—Financial Effect of the Reverse Stock Split."

Q:
The Company went public in 1998, what are some of the reasons for going private now?

A:
Our Board believes that the Company currently derives no material benefit from its public company status. In addition to the related direct financial burden from being a public company, the thin trading market in our Class B Common Stock has not provided liquidity to our stockholders, permitted us to use our stock as currency for acquisitions or other transactions, nor provided a meaningful incentive for our key employees.

  See "Special Factors—Reasons for and Purpose of the Reverse Stock Split."

Q:
What are some of the factors supporting the Special Committee's determination to recommend approval of the Reverse Stock Split?

A:
The Special Committee based its determination to recommend approval of the Reverse Stock Split proposal on several factors. Importantly, the Special Committee considered the relative advantages and disadvantages discussed above and under "Special Factors—Reasons for and Purpose of the Reverse Stock Split" and "Fairness of the Reverse Stock Split to Stockholders." The Special Committee also considered numerous other factors, including:

  •
  the financial presentations and analyses of management and Adams, Harkness & Hill regarding the Reverse Stock Split proposal and the Special Committee's discussions and conclusions about the fairness of the proposed per pre-split share price of $3.25 to be paid for fractional shares to our stockholders owning a number of shares not evenly divisible by 5,900;

  •
  the opinion of Adams, Harkness & Hill to the effect that, as of September 11, 2003 (the date of the opinion), the price of $3.25 per pre-split share is fair, from a financial point of view, to our stockholders who will hold fractional shares immediately following the Reverse Stock Split;

  •
  the projected tangible and intangible cost savings to the Company by terminating our public company status; and

  •
  that attempts of our stockholders to achieve liquidity in the trading market would be frustrated due to the low average daily trading volume on the NASDAQ National Market of our Class B Common Stock—only a small number of shares could be purchased or sold on the NASDAQ National Market without significantly increasing or decreasing the trading price.

  See "Recommendation of the Special Committee and Our Board; Fairness of the Reverse Stock Split" and "Price Range of Class B Common Stock; Dividends; Trading Volume."

Q:
What are the interests of directors and executive officers in the Reverse Stock Split?

A:
In considering the recommendation of our Board and its Special Committee to approve the Reverse Stock Split proposal, you should be aware that, as a result of the Reverse Stock Split, we believe that our directors and executive officers, collectively, will likely slightly increase their beneficial ownership of our Class A Common Stock from approximately 90.0% to 90.1%, and slightly decrease their beneficial ownership of our Class B Common Stock from approximately 2.8% to 2.7%.

  See "Effects of the Reverse Stock Split—Potential Detriments of the Reverse Stock Split to Stockholders; Accretion in Ownership and Control of Certain Stockholders."

Q:
What is the total cost of the Reverse Stock Split to the Company?

A:
We estimate that we will pay up to approximately $3.5 million to cash out fractional shares. This total amount will be smaller if one or more unaffiliated stockholders consolidates their shareholdings or acquires additional shares of our Class B Common Stock such that they own at least 5,900 shares in a single account at the effective time of the Reverse Stock Split. In addition, we anticipate incurring approximately $1.5 million in insurance, advisory and other fees and costs in connection with the Reverse Stock Split.

  See "The Effects of the Reverse Stock Split—Financial Effect of the Reverse Stock Split" and "Costs of the Reverse Stock Split."

Q:
At what prices has the Company's stock traded recently?

A:
Our Class B Common Stock is traded on the NASDAQ National Market under the symbol "VINT." We have set forth below our high and low bid price information for the periods indicated, as reported by the NASDAQ National Market. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions:

Fiscal Quarter Ended	High	Low
Fiscal Year 2004
September 30, 2003	$3.10	$1.87
Fiscal Year 2003
June 30, 2003	2.63	1.95
March 31, 2003	2.14	1.04
December 31, 2002	1.90	1.00
September 30, 2002	2.65	1.49
Fiscal Year 2002
June 30, 2002	4.09	2.73
March 31, 2002	5.69	3.20
December 31, 2001	5.75	4.50
September 30, 2001	8.30	4.03

  For the second quarter of fiscal year 2004 through December 19, 2003, the high and low trading prices for our Class B Common Stock has been $3.26 and $3.00, respectively.

  During the time periods set forth above, we have not paid any cash dividends to our stockholders. On September 11, 2003, the last trading day prior to the initial announcement of the Reverse Stock Split proposal, our stock's closing price per share was $2.08. On December 19, 2003, the last practicable trading day prior to the date of this proxy statement, our stock's closing price was $3.00. Stockholders should obtain current market price quotations for our Class B Common Stock in connection with voting their shares.

  See "Price Range of Class B Common Stock; Dividends; Trading Volume."

TABLE OF CONTENTS

SUMMARY OF TERMS OF REVERSE STOCK SPLIT	2
Questions and Answers About the Reverse Stock Split	4
VOTING PROCEDURES	9
How You Can Vote	9
FORWARD-LOOKING STATEMENTS	9
APPROVAL OF THE REVERSE STOCK SPLIT (Proxy Item No. 1)	10
SPECIAL FACTORS	10
Reasons for and Purpose of the Reverse Stock Split	10
Alternatives Considered	13
BACKGROUND OF THE REVERSE STOCK SPLIT	14
EFFECTS OF THE REVERSE STOCK SPLIT	20
Potential Detriments of the Reverse Stock Split to Stockholders; Accretion in Ownership and Control of Certain Stockholders	20
Effect of the Reverse Stock Split on Option Holders	21
Financial Effect of the Reverse Stock Split	21
Certain Federal Income Tax Consequences	21
PRO FORMA FINANCIAL INFORMATION	22
RECOMMENDATION OF THE SPECIAL COMMITTEE AND OUR BOARD; FAIRNESS OF THE REVERSE STOCK SPLIT	25
Reservation of Rights	25
FAIRNESS OF THE REVERSE STOCK SPLIT TO STOCKHOLDERS	26
Fairness Opinion	27
Procedural Fairness to All Stockholders	28
OPINION OF ADAMS, HARKNESS & HILL	28
Comparable Company Analysis	31
Precedent Transaction Analysis	32
Liquidation Analysis	33
Discounted Cash Flow Analysis	34
Historical Trading Analyses	35
Equity Premium Analyses	35
DESCRIPTION OF THE REVERSE STOCK SPLIT	43
Amendment of Certificate of Incorporation to Effect the Reverse Stock Split	43
Vote Required	43
Holders as of Effective Date; Net Effect After Reverse Stock Split	43
Exchange of Certificates for Cash Payment or Shares	44
Appraisal Rights	45
FINANCING OF THE REVERSE STOCK SPLIT	45
COSTS OF THE REVERSE STOCK SPLIT	45
PAST CONTACTS AND AGREEMENTS; INTERESTS OF CERTAIN PERSONS	46
CONDUCT OF THE COMPANY'S BUSINESS AFTER THE REVERSE STOCK SPLIT	46
CONSOLIDATED CONDENSED FINANCIAL STATEMENTS	48

PRICE RANGE OF CLASS B COMMON STOCK; DIVIDENDS; TRADING VOLUME	51
ELECTION OF DIRECTORS (Proxy Item No. 2)	51
DIRECTOR-NOMINEES	52
Recommendation	53
Vote Required	53
OTHER EXECUTIVE OFFICERS	53
COMMITTEES	54
Compensation Committee	54
Audit Committee	54
Compensation Committee Interlocks and Insider Participation	55
BOARD MEETINGS AND COMPENSATION	55
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	56
VOTING AGREEMENT	57
EXECUTIVE COMPENSATION	57
Summary Compensation Table	58
Option/SAR Grants in Last Fiscal Year	58
Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values	59
Key Man Life Insurance	59
Employment Agreements with Executive Officers	59
INDEMNIFICATION OF DIRECTORS AND OFFICERS	60
STOCK OPTION PLANS	61
COMPENSATION COMMITTEE REPORT ON COMPENSATION OF EXECUTIVE OFFICERS	62
AUDIT COMMITTEE REPORT	63
PERFORMANCE GRAPH	63
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	64
SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	65
RATIFICATION OF APPOINTMENT OF THE COMPANY'S INDEPENDENT AUDITORS (Proxy Item No. 3)	65
Audit Fees	65
Financial Information Systems Design and Implementation Fees	65
All Other Fees	65
Recommendation	65
Vote Required	66
OTHER MATTERS	66
FINANCIAL STATEMENTS	66
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	66
AVAILABLE INFORMATION	66
SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING	67

ANNEX A
CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF GOLDEN STATE VINTNERS, INC.	A-1
ANNEX B
CERTIFICATE OF AMENDMENT TO THE THE CERTIFICATE OF INCORPORATION OF GOLDEN STATE VINTNERS, INC.	B-1
ANNEX C
OPINION OF ADAMS, HARKNESS & HILL, INC.	C-1

VOTING PROCEDURES

        The presence, in person or by proxy, of at least a majority of the outstanding shares of each class of Common Stock entitled to vote at the Meeting is necessary to establish a quorum for the transaction of business. Shares represented by proxies pursuant to which votes have been withheld from any nominee for director, or which contain one or more abstentions or votes withheld by brokers in the absence of instructions from street-name holders ("broker non-votes") will be counted as present for purposes of determining the presence or absence of a quorum for the Meeting. Abstentions will be counted towards the tabulation of votes cast on proxy items submitted to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proxy item has been approved.

How You Can Vote

        Stockholders of record can give a proxy to be voted at the Meeting by mail. Stockholders should return a signed proxy card to the Company before the Meeting.

        Stockholders may specify whether shares should be voted to approve, disapprove or abstain from approval of the Reverse stock Split (Proxy Item No. 1); for all, some, or none of the nominees for director (Proxy Item No. 2); and to approve, disapprove, or abstain from the ratification of the Company's independent auditors (Proxy Item No. 3).

        On all matters, the holders of Class A Common Stock and the holders of Class B Common Stock vote together as a single class, with each Class A share entitled to ten votes, or a total of 43,425,280 Class A votes, and each Class B share entitled to one vote, or a total of 5,170,459 Class B votes.

        All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Meeting as specified in such proxies. A stockholder submitting a proxy may revoke it at any time before it is voted at the Meeting by notifying the Secretary of the Company in writing of such revocation, by properly executing a later-dated proxy, or by voting in person at the Meeting.

FORWARD-LOOKING STATEMENTS

        This proxy statement contains forward-looking statements. The words "believe," "expect," "anticipate," "estimate," "project," and similar expressions identify forward-looking statements, which speak only as of the date of this proxy statement. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially than those made in, contemplated by, or underlying the forward-looking statements. For these reasons, do not place undo reliance on any forward-looking statements included in this proxy statement.

APPROVAL OF THE REVERSE STOCK SPLIT
(Proxy Item No. 1)

        At this meeting you will be asked to consider and vote upon a proposal to amend the Company's Certificate of Incorporation, pursuant to which each share of Class A Common Stock, par value $.01 per share, outstanding immediately prior to the effectiveness of the proposed amendment will be reclassified into 1/5,900 of one fully paid and non-assessable share of Class A Common Stock so that every 5,900 shares of Class A Common Stock outstanding immediately prior to the effectiveness of this amendment will be combined together to form one full share of Class A Common Stock. At the effective time of the proposed amendment, each share of Class B Common Stock, par value $.01 per share, outstanding immediately prior to the effectiveness of this amendment will be reclassified into 1/5,900 of one fully paid and non-assessable share of Class B Common Stock, so that every 5,900 shares of Class B Common Stock outstanding immediately prior to the effectiveness of this amendment will be combined together to form one full share of Class B Common Stock. The Company will make a cash payment of $3.25 per pre-split share to record holders of fewer than 5,900 shares of either Class A or Class B Common Stock immediately prior to the effectiveness of this amendment, and in cases where a record holder does not own a number of shares evenly divisible by 5,900, the record holder will receive a cash payment in the amount of $3.25 per pre-split share in lieu of a fraction of a share of new Class A Common Stock and/or new Class B Common Stock that would otherwise be issued following the Reverse Stock Split.

        If effected, the Reverse Stock Split will enable the Company to terminate its public company status, subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, as administered by the Commission, to private company status. The Company will also terminate the listing of its Class B Common Stock on the NASDAQ National Market. As a private company, the Company will not be subject to these reporting requirements and there will be no public trading market in its shares.

        The Special Committee and our Board have determined that the adoption of the Reverse Stock Split is fair to and in the best interest of the Company's unaffiliated stockholders, including those being redeemed pursuant to the Reverse Stock Split and those who will retain an equity interest in the Company subsequent to the consummation of the Reverse Stock Split. The Special Committee and the Board recommends that you approve the Reverse Stock Split. In arriving at its recommendation with respect to the Reverse Stock Split, the Special Committee considered a number of factors described in the proxy statement, including, among other things, the fairness opinion of Adams, Harkness & Hill rendered to the Special Committee on September 11, 2003 to the effect that, as of that date, the cash consideration to be received by the holders of our Class A or Class B Common Stock who will hold fractional shares immediately following the Reverse Stock Split is fair, from a financial point of view, to those holders. The full text of Adams, Harkness & Hill's opinion, which describes, among other things, the opinion expressed, procedures followed, matters considered, and qualifications and limitations on the scope of the review undertaken in connection with the opinion, is attached as Annex C to this proxy statement. The description of Adams, Harkness & Hill's opinion is qualified in entirety by reference to the full text of the opinion. Stockholders are urged to, and should, read Adams, Harkness & Hill's opinion in its entirety.

SPECIAL FACTORS

Reasons for and Purpose of the Reverse Stock Split

        The primary purpose of the Reverse Stock Split is to enable us to terminate the registration of our Class B Common Stock under Section 12(g) of the Securities Exchange Act of 1934 (the "1934 Act"), as amended. The Reverse Stock Split is expected to ultimately result in the elimination of the expenses related to our disclosure and reporting requirements under the 1934 Act, and is likely to decrease the administrative expense we incur in servicing a large number of record stockholders who own relatively small numbers of shares. The Reverse Stock Split is thus expected to enable the Company's management and employees to devote more time and effort to stabilizing and improving the Company's operations.

        The Board believes that the Company and its stockholders currently derive no material benefit from continued registration under the 1934 Act. Throughout our time as a public company, we have continuously explored potential alternatives to increase our stockholder value and attract investor and analyst interest. However, as discussed in greater detail in "Background of the Reverse Stock Split," we have been generally unsuccessful in this endeavor. We have been unable to provide increased value to our stockholders as a public company, and particularly as a result of the increased tangible and intangible burdens associated with being a public company following the passage of the Sarbanes-Oxley Act of 2002, we do not believe our public company status is in the best interest of the Company or its stockholders.

        The significant tangible and intangible costs of our being a public company are not justified because we have not been able to realize many of the benefits that publicly traded companies sometimes realize. The Board does not believe the Company is in a position to use its status as a public company to raise capital through sales of securities in a public offering in the future or to otherwise access the public markets to raise equity capital. Our stock's small public float and limited trading volume have limited the ability of our stockholders to sell their shares without also reducing our trading price, as well as our ability to use our stock as acquisition currency or to successfully attract and retain employees. During the twelve month period prior to announcement of the proposed Reverse Stock Split from September 13, 2002 to September 12, 2003, the average daily trading volume on the NASDAQ National Market of the Company's Class B Common Stock was approximately 3,700 shares.

        The Company's status as a public company has not only failed to materially benefit its stockholders, but also, in the Board's view places an unnecessary financial burden on the Company. As a public company, the Company incurs direct costs associated with compliance with the Commission's filing and reporting requirements imposed on public companies. To comply with the public company requirements, the Company incurs approximately $968,000 annually before taxes in related expenses as follows:

Director & Officer Insurance	$385,000
Audit and Accounting	115,000
Stockholder Expenses	185,000
Directors' Fees	58,000
Audit Committee Budget	75,000
Legal Fees	50,000
Administrative Assistant	25,000
Internal Control Compliance	75,000

Total	$968,000

        The estimates set forth above are only estimates. The actual savings that the Company may realize may be higher or lower than the estimates set forth above. In light of the current size, opportunities and resources of the Company, the Board does not believe that such costs are justified. Therefore, the Board believes that it is in the best interests of the Company and its stockholders to eliminate the administrative and financing burden associated with being a public company.

        The substantial costs and burdens imposed on the Company as a result of being public are likely to increase significantly as a result of the passage of the Sarbanes-Oxley Act of 2002 and the implementation of related corporate governance reforms of the NASDAQ. The overall executive time expended on the preparation and review of the Company's public filings will likely continue to increase in order for the chief executive and chief financial officers of the Company to certify the financial statements in each of its public filings as required under the Sarbanes-Oxley Act. Since the Company has relatively few executive personnel, these indirect costs can be substantial and although there will be no direct monetary savings if the Reverse Stock Split is effected and the Company goes private, the time currently devoted to our public company reporting obligations could be devoted to other purposes such as sales, marketing and/or operational projects to further promote the Company's business. Additionally, the recent passage of the Sarbanes-Oxley Act may make it difficult for the Company to attract and retain independent directors without increasing director compensation and obtaining additional directors and officers liability insurance.

        We have been unable to increase stockholder value through a number of strategic initiatives. For example, we tried to expand our business lines and increase our revenues by entering the ready to drink bottling market in 2000-2001. This initiative has not been successful and the Company has reflected an impairment charge in fiscal 2003 on its ready to drink operation. We have also attempted to increase our stockholder value in the public markets by pursuing the disposition of selected non-essential assets to strengthen the financial condition of the Company. For example, in late 2002, the Company sold 827 acres of vineyards in Fresno County; and in July 2003, the Company sold its bulk wine and bottling facility, tasting room and vineyards located in St. Helena, California. Additionally, in 1999, we undertook an unsuccessful process of soliciting preliminary indications of interest for a sale of all or a part of the Company; and we have periodically pursued discussions with third parties concerning a merger with or acquisition of the Company which did not result in any firm offers.

        In certain respects, moreover, registration under the 1934 Act, has resulted in the Company being at a competitive disadvantage with respect to its privately-held competitors. In the Board's view, many of the Company's competitors have a cost advantage in that they do not have the operating expenses associated with being a public company. Furthermore, the Company's competitors can use publicly disclosed information that the Company files under the 1934 Act to the detriment of the Company. Publicly available information on the Company can be readily analyzed by privately-held competitors rendering the Company at a competitive disadvantage in the marketplace. Conversely, the Company does not have access to similar information with respect to non-public rivals nor can it protect information about its business if it is mandated by federal securities laws to release such information on an annual or quarterly basis.

        See "Special Factors—Alternatives Considered," for a more detailed description of the reasons of our Board to pursue a reverse stock split in particular instead of any other alternative transaction structure.

        The Reverse Stock Split will terminate the equity interests in the Company of no record holders of Class A Common Stock and approximately 345 record holders of Class B Common Stock who each own fewer than 5,900 shares of Class A or Class B Common Stock, and may reduce the equity interest of any record holder who beneficially holds a number of Class A or Class B Common Stock that is not evenly divisible by 5,900. The Reverse Stock Split is expected to relieve the Company of the administrative burden, cost and competitive disadvantages associated with filing reports and otherwise complying with the requirements of registration under the federal securities laws and NASDAQ listing requirements by deregistering and delisting its Class B Common Stock. Additionally, the Reverse Stock Split would provide small stockholders a beneficial mechanism to liquidate their equity interest at a fair price for their shares without having to pay brokerage commissions, particularly in light of the limited of liquidity available to holders of Company's Class B Common Stock.

        The Company presently has approximately 386 stockholders of record of its Class A and Class B Common Stock, of which approximately 345 stockholders each own 5,900 shares or less. In the aggregate, the shares held by these small holders comprise less than 2% of the outstanding capital stock. The administrative burden and cost to the Company of maintaining records in respect of these numerous small accounts and the associated cost of printing and mailing information to them is, in the Board's view, excessive given the Company's size. These expenditures result in no material benefit to the Company. The Reverse Stock Split will enable the Company to eliminate much of this cost.

        If the Reverse Stock Split is consummated, stockholders owning fewer than 5,900 shares of Class A or Class B Common Stock will no longer have any equity interest in the Company and will not participate in any future earnings of the Company or any increases in the value of the Company's assets or operations. Additionally, stockholders owning more than 5,900 shares of Class A or Class B Common Stock but not a number of shares evenly divisible by 5,900, may have a reduced equity interest in the Company and participation in any future earnings of the Company. Thus, only management, directors and remaining stockholders of the Company will benefit from any future increase in the Company's earnings. The stockholders that will continue to have a common equity interest in the Company after the Reverse Stock Split will own a security, the liquidity of which will be restricted. The share price offered by the Company to holders with a number of shares of Class A or Class B Common Stock not evenly divisible by 5,900 was not determined at arm's length. See "Recommendation of the Special Committee and Our Board; Fairness of the Reverse Stock Split" and "Fairness of the Reverse Stock Split to Stockholders."

        The Reverse Stock Split will (i) cause the Company to redeem shares held by any stockholder holding a number of shares not evenly divisible by 5,900, (ii) not eliminate record holders who hold 5,900 or more shares of Class A and Class B Common Stock, (iii) reduce the number of shares, held by the holders of record who hold 5,900 or more shares of Class A and Class B Common Stock, and (iv) change the percent of Class A and Class B Common Stock held by the remaining stockholders to 100%.

Alternatives Considered

        In making the determination to proceed with the Reverse Stock Split, the Board considered a number of other alternatives to take the Company private. As discussed below, however, these other alternatives were ultimately rejected because the Board believed that the Reverse Stock Split would be the simplest and most cost effective approach in which to achieve the purposes described above.

        One alternative considered was the possibility of merging with or selling substantially all assets to a new corporation controlled by one or more of the Company's Class A stockholders or third parties. The Company rejected this option given the lack of interest of the Class A stockholders or others in making further investment in the Company.

        Another alternative considered was an issuer tender offer to repurchase shares of outstanding Class B Common Stock. This alternative was dismissed because the capital requirements of the tender and the uncertainty of the outcome. Due to the voluntary nature of a tender offer, there could be no assurance that at the conclusion of the process, sufficient stockholders would tender so that the Company would no longer be public. Finally, there was no assurance that the Company could secure access to sufficient financing to accommodate purchasing the shares of all of the stockholders who may have wished to tender in such a transaction.

        The Board also considered a non-going private tender offer to provide liquidity to its stockholders. This was rejected because of the substantial expense associated with this strategy and because the Company would not gain the cost saving benefits associated with terminating its status as a public company.

        The Board considered taking no action at this time and continuing to operate our business in accordance with past practice. However, for the reason described in the section "Special Factors—

Reasons for and Purpose of the Reverse Stock Split" (including the significant illiquidity of our shares, the significant and increasing tangible and intangible costs of compliance with the Exchange Act and the competitive disadvantages associated with having to disclose proprietary and financial information), the Board concluded that continuing to run the business as a public company would not maximize long-term stockholder value when compared to other alternatives.

        The Board also considered reviving the Company's share purchase program as a means of providing liquidity to stockholders and reducing the number of stockholders but concluded that, given the stringent applicable volume limitations, this approach would essentially be a continuation of the "status quo" which would not maximize long-term stockholder value when compared to other alternatives.

        A potential merger or sale of the Company to a third party was also evaluated as an alternative by the Board. In late 1999 and early 2000, the Company engaged an investment bank to explore the possibility of selling all of part of the business and to solicit expressions of interest. The engagement identified no credible interest in the Company and generated no firm proposals. Consequently, the Board terminated active attempts to sell the business. Since that time, the Company had received some preliminary inquiries from third parties to merge with the Company including an inquiry and preliminary exchange of information in late summer of 2003. While the Company has reasonably investigated all inquiries and discussions, they have never resulted in a firm offer or proposal from any third party or entity. The Board determined that pursuing a strategic transaction consistent with the most recent inquiry would likely require the Company to incur substantial additional debt inconsistent with the Company's strategic objectives and that the inquiring party appeared to lack the resources necessary to offer liquidity to the Company's stockholders. The Board believes that it is highly uncertain whether any potential acquirer would make an offer to the Company's stockholders or whether the terms of any such offer would be on terms superior to those offered in the Reverse Stock Split. As a result, the Board concluded that a third party merger or acquisition was not a realistic means of achieving stockholder liquidity in the near term.

        The Company also explored the alternative of investing its available cash or drawing on its available borrowing capacity to make investment in new assets instead of repurchasing shares. However, no suitable investment opportunities were identified.

BACKGROUND OF THE REVERSE STOCK SPLIT

        In late 2002, as part of a broader effort to explore strategic alternatives for the Company, our Board had exploratory discussions about evaluating a potential going private transaction as a strategic alternative for the Company. These discussions focused on educating the Board about going private transactions in general and did not result in any formal action.

        Also in late 2002, management began a preliminary examination of the full range of strategic alternatives available to the Company in an effort to maximize stockholder value, including the advantages and disadvantages of no longer being a public company, particularly in light of the lack of a meaningful trading market for its Class B Common Stock. Management requested the assistance of company counsel, Farella Braun + Martel LLP, who provided a preliminary summary of some common transaction structures used for going private, as well as the steps necessary to be taken to implement each such alternative, which would be discussed with the entire Board. Farella Braun + Martel delivered a memorandum to the Board on January 17, 2003. Mr. Brown, Chairman of the Board, solicited further legal advice from Newmeyer & Dillion LLP, additional outside counsel and received a memorandum on February 27, 2003 which provided additional analysis about methods of completing a going private transaction. Newmeyer & Dillion's February 27th memorandum was distributed to the Board for its consideration.

        On March 3 and 4, 2003, our Board held a meeting to discuss and analyze numerous aspects of a potential going private transaction. All directors were present at the meeting in addition to John G. Kelleher, the Company's Chief Financial Officer, Allan G. Lipsky, a special consultant to the Company on strategic matters other than going private, and Farella Braun + Martel. Mr. Kelleher presented an analysis addressing the financial requirements of a going private transaction as well as a summary of projected cost savings that could be expected as a result of such a transaction. The Board discussed how the financial burdens of maintaining the Company's public company status outweighed any tangible benefits it received as a public company. The Board felt that this financial burden, coupled with the continued challenges that the Company faced in competing with its competitors, negatively impacted the overall financial outlook of the Company. While no going private transaction was proposed, our Board generally concurred that a going private transaction might be a desirable strategic alternative to consider further, provided one could be proposed and effected at a price and on terms fair to all of our stockholders. Our Board, instructed management to more fully explore the feasibility and fairness of such a transaction. Farella Braun + Martel advised the Board members of their fiduciary obligations in considering and investigating the various strategic alternatives available to the Company.

        From March 4, 2003 through June 9, 2003, management considered the various issues raised and discussed at the meeting of the Company's Board on March 3 and 4, 2003. Management conducted further analyses in an effort to determine whether a going private transaction could be structured and negotiated, given the Company's limited access to funds on acceptable terms fair to our stockholders. Additionally, management considered various potential transaction structures and how to most effectively pursue a going private transaction so that transaction costs would not significantly reduce the amount of funds otherwise available to pay to our stockholders.

        On June 9 and 10, 2003, our Board held a meeting, attended by Farella Braun + Martel, Mr. Kelleher and Mr. Lipsky, to further explore the advisability of pursuing a going private transaction. All directors except for Mr. Buchalter were present at the meeting. Mr. Kelleher informed the Board that with the expected closing of the sale of the Company's St. Helena facility, the Company would have new financial flexibility. Farella Braun + Martel provided an overview of the fiduciary obligations of the Board and the controlling stockholders in any type of going private transaction. The Board discussed the fact that the Company was under a financial burden as a result of being a public corporation, and that the disclosure of financial and other matters required by the Commission placed the Company at a disadvantage with respect to its privately-owned competitors.

        Mr. Kelleher presented to the Board materials as to the projected cost savings of terminating the Company's public company status and summarized four alternatives available to take the Company private, namely: the commencement of a going private self-tender offer, a reverse stock split, a non-going private tender offer and a revival of the Company's open market purchase program. The Board then explored the advantages and disadvantages of each alternative in detail. Management presented materials as to the projected expense savings of going private. The Board also explored the alternative of investing in new assets instead of repurchasing shares. See "Special Factors—Reasons For and Purpose of the Reverse Stock Split" and "Special Factors—Alternatives Considered."

        Based on the substantial cost savings associated with termination of the Company's public company status, the low price of the Company's shares, the lack of trading volume in the shares which deprives many stockholders of liquidity, the lack of interest in any third party in a merger or acquisition and the lack of an attractive investment alternative for the Company's excess borrowing capacity, the Board concluded that, in their view, it would be in the best interests of the Company and its stockholders to request that management propose a going private transaction at a price fair to all of the Company's stockholders. For more details, see "Special Factors—Alternatives Considered." The Board approved the formation of a Special Committee to evaluate the fairness of a going private transaction to the Company's stockholders and authorized the Special Committee to engage independent legal counsel and an independent financial advisor, at Company expense, to assist the Special Committee in evaluating any management proposal. The Special Committee was constituted, provisionally consisting of four of the Company's independent directors: Lawrence R. Buchalter, David Gale, Paul M. Ginsburg and Jean-Michel Valette. The Board did not authorize any compensation for the members of the Special Committee for their service on the committee. Mr. Gale and Mr. Valette beneficially own 108,800 and 50 shares, respectively, of the Company's Class B Common Stock. As a result, Mr. Gale will remain as a stockholder of the Company following the Reverse Stock Split. The composition of the Special Committee was subject to confirmation of each member's independence after consultation with the Special Committee's legal advisors.

        Promptly following the establishment of the Special Committee, Mr. Buchalter, Chair of the Special Committee, contacted Morrison & Foerster LLP to provide independent legal advice to the Special Committee and engaged in a series of informal conversations with Morrison & Foerster to discuss the establishment of a fair and effective process for fulfilling the Special Committee's responsibilities. During the period between June 10, 2003 and July 15, 2003, in order to confirm the independence of the members of the Special Committee, Morrison & Foerster interviewed each member separately regarding his respective personal and business relationships with the Company, the Company's management and its principal stockholders.

        On July 15, 2003, on behalf of the Company, Farella, Braun + Martel, outside counsel to the Company, sent to Morrison & Foerster a confidential term sheet summarizing a proposal to take the Company private. The term sheet proposed a transaction that would be structured under Delaware corporate law as a reverse stock split in which each outstanding share of Class A and Class B Common Stock would be converted into 5,900 of a share of Class A or Class B Common Stock, respectively. The term sheet further provided that stockholders would receive cash in lieu of any fractional shares created as a result of the reverse stock split and that the cash payment would be equal to $3.25 per share, determined on a pre-split basis. Management believed the advantages of a reverse stock split, discussed below under "Special Factors—Reasons for and Purpose of the Reverse Stock Split," were important reasons for proposing the transaction.

        On July 16, 2003, the Special Committee held a telephonic meeting with Morrison & Foerster. The Special Committee first received a report from Morrison & Foerster on the results of its interviews with each Special Committee member regarding their independence. The Special Committee then discussed the independence of each of its members from the Company's management and its principal stockholders and confirmed, with the advice of Morrison & Foerster, that each of the members of the Special Committee was independent of the Company's management and its principal stockholders. Morrison & Foerster then made a presentation to the Special Committee regarding the role and obligations of the Special Committee in evaluating management's going private proposal and recommended procedures to be followed in order to satisfy their fiduciary duties as members of the Special Committee. After concluding discussion on these preliminary matters, the Special Committee reviewed the terms of the reverse split proposed by management on July 15, 2003. The members of the Special Committee engaged in a lengthy discussion regarding a variety of questions raised by the July 15, 2003 term sheet. In particular, the Special Committee discussed the following matters: (1) the breakdown of the beneficial ownership of the Company's outstanding common stock before and after implementation of the proposed reverse split, (2) the stockholder concentration that would result from the proposed reverse split, (3) the changes to the Company's corporate governance that would follow the implementation of the proposed reverse split, (4) the projected costs to the Company of maintaining its status as a public company and the assumptions underlying those projections, (5) the projected costs to the Company of implementing the proposed reverse split and the assumptions underlying those projections, (6) the advantages and disadvantages of the alternative methods of taking the Company private, (7) the impact that the implementation of the proposed reverse split would have on the Company's incentive stock option program, (8) the $3.25 price to be paid to holders of fractional shares following implementation of the proposed reverse split, (9) the ability of stockholders to purchase additional shares prior to the implementation of the proposed reverse split in light of the limited liquidity of the trading market for the Company's common stock, (10) the impact that the implementation of the proposed reverse split would have on the Company's commercial contracts and other business arrangements and the extent of the Company's due diligence thereon and (11) the steps to be taken by the Company to minimize the adverse impact of predatory derivative actions that may arise from the announcement of a decision to implement the proposed reverse split. The Special Committee instructed Morrison & Foerster to deliver to the Company's management a written summary of the Special Committee's questions regarding these matters.

        The Special Committee further decided at the July 16 meeting to retain an investment banking firm to assist the Special Committee with a review of management's July 15, 2003 proposal. Mr. Gale was authorized to meet with representatives of several investment banking firms and ultimately recommend one of those firms to assist the Special Committee in evaluating management's proposal by rendering an opinion to the Special Committee as to the fairness, from a financial point of view, of the per share cash consideration payable to the Company's stockholders who will hold fractional shares immediately following the Reverse Stock Split.

        On August 7, 2003, the Special Committee and its counsel held a telephonic meeting to discuss management's responses to the Special Committee's initial questions regarding the proposed reverse split transaction and to discuss the engagement of an investment bank to assist the Special Committee. The members of the Special Committee engaged in a lengthy discussion regarding management's responses to the Special Committee's initial questions. In particular, the members discussed whether the termination of the Company's incentive stock options, as proposed in management's responses, was technically feasible or appropriate under the circumstances. Also at this meeting, the Special Committee discussed whether the proposed reverse split should be structured to reduce the number of record stockholders below 300 as permitted under Commission rules to effect a going private transaction, rather than management's proposal of reducing the number of beneficial stockholders below 300, and whether the market for the Company's shares was sufficiently liquid to assure that a minority stockholder could purchase enough shares to avoid losing its stake in the Company should such stockholder wish to do so. The Special Committee instructed Morrison & Foerster to deliver to the Company's management a second request for information regarding these matters.

        Also on August 7, 2003, the members of the Special Committee discussed the process used by management in determining the price to be paid for fractional shares. The Special Committee discussed the various methods by which a valuation of the Company's equity could be conducted and determined to address these matters with an independent investment bank after one had been engaged by the Special Committee. At that point, Mr. Gale lead a discussion with the Special Committee regarding his interviews with five investment banks, each with experience in the food and beverage processing industry and experience with going private transactions, to assist the Special Committee. After a full discussion among the members of the Special Committee, the members authorized Mr. Gale to engage one of the five investment banks on the basis of the following three primary factors: (1) a high level of quality, (2) the ability to work within the Special Committee's expected timeframe, and (3) the price. Following the meeting, on August 18, 2003, the Special Committee engaged Adams, Harkness & Hill, Inc. to assist it in the evaluation of the Reverse Stock Split by rendering an opinion to the Special Committee as to the fairness, from a financial point of view, of the per share cash consideration to be paid to the Company's stockholders who will hold fractional shares immediately following the Reverse Stock Split. Promptly following Adams, Harkness & Hill's engagement, Morrison & Foerster coordinated a telephonic meeting at which representatives of Adams, Harkness & Hill were introduced to Mr. Kelleher and at which the representatives of Adams, Harkness & Hill scheduled a meeting at the Company's offices to begin their evaluation of the proposed reverse split.

        On August 27, 2003, the Special Committee held a telephonic meeting with its counsel and Adams, Harkness & Hill to review management's responses to the Special Committee's second request for information and to discuss with Adams, Harkness & Hill its role to render an opinion to the Special Committee as to the fairness, from a financial point of view, of the per share cash consideration to be paid to the Company's stockholders who will hold fractional shares immediately following the Reverse Stock Split. With respect to management's responses to the Special Committee's second request for information, the Special Committee recognized the consideration given by management to the Special Committee's questions regarding the difficulty of small stockholders increasing their holdings to a level sufficient to enable them to remain as stockholders after the transaction and acknowledged that there are no practical and effective means to address the problem other than relying on the public markets. In connection with the Special Committee's questions regarding the Company's incentive stock options, the Special Committee engaged in a lengthy discussion concerning the various alternatives available for the treatment of stock options in connection with the proposed reverse split and instructed Morrison & Foerster to provide the Special Committee with a written explanation and recommendation of reasonable alternatives available under the Company's incentive stock option plans. Regarding management's goal of reducing the number of beneficial holders of the Company's common stock, the Special Committee indicated that it was satisfied with management's approach given the overall benefits of a lower stockholder base to a private company. Based on these discussions, the members of the Special Committee agreed that it had no further questions for management regarding the Reverse Stock Split.

        Also on August 27, 2003, Adams, Harkness & Hill informed the Special Committee regarding the analyses that Adams, Harkness & Hill intended to perform in connection with its evaluation of the proposed reverse stock split. Adams, Harkness & Hill then provided an overview of the various types of valuation methodologies that it anticipated using in connection with rendering a fairness determination on the proposal, including public company peer analysis, precedent peer analysis, discounted cash flow analysis and liquidation analysis. Adams, Harkness & Hill also presented an overview of the timing and the steps they would need to take in order to complete these analyses.

        The Special Committee then held a telephonic meeting on September 9, 2003, at which its counsel and representatives of Adams, Harkness & Hill were present. Based upon substantial discussions and the advice of Morrison & Foerster, the Special Committee concluded that the Company ought to permit the outstanding stock options to remain in force and exercisable in accordance with their terms following the implementation of the proposed reverse split and acknowledged that the treatment of options initially proposed by management had since changed in its later response to questions from the Special Committee to be consistent with that conclusion. The Special Committee then discussed a term sheet proposed by Morrison & Foerster summarizing the acceptable terms for the proposed going private transaction that had been discussed by the Special Committee. Representatives of Adams, Harkness & Hill then provided the Special Committee with a detailed preliminary draft presentation and discussed various assumptions and methodologies relevant to the valuation analyses performed by it with respect to the Company up to that date and the preliminary results of those analyses. The Special Committee asked questions about the assumptions, methodologies and factors used by Adams, Harkness & Hill. Representatives of Adams, Harkness & Hill then provided the Special Committee with an update on the status of completion of their analyses and of the remaining procedures necessary to permit Adams, Harkness & Hill to issue its fairness opinion. Representatives of Adams, Harkness & Hill then informed the Special Committee that, on a preliminary basis, and subject to completion of its analyses, they believed Adams, Harkness & Hill would be prepared to issue a fairness opinion at the $3.25 per share, pre-split price proposed by management, based upon the analyses conducted as of that date. The Special Committee then unanimously resolved to approve the terms of the transaction as set forth in the term sheet prepared by Morrison & Foerster on behalf of the Special Committee, the approval expressly conditioned upon the receipt by the Special Committee of a fairness opinion from Adams, Harkness & Hill.

        On September 10, 2003, the Board met to discuss the recommendation of the Special Committee and whether a going private transaction would be fair to all stockholders and in the best interests of the Company. All directors, except for Mr. Binkley, were present at the meeting. Also present were Farella Braun + Martel, Mr. Kelleher, and Mr. Lipsky. Mr. Buchalter, as Chair of the Special Committee, orally presented a summary of the Special Committee's activities, its conclusions as to the substantive and procedural fairness to all unaffiliated stockholders, including those whose shares would be redeemed as a result of the Reverse Stock Split and the remaining stockholders of the Company, as well as the Special Committee's underlying bases for these conclusions. Mr. Buchalter also provided an oral summary of the preliminary valuation methodologies employed by Adams, Harkness & Hill and the general range of values resulting from those valuations, as contained in the preliminary presentation given by Adams, Harkness & Hill on September 9, 2003. The Board analyzed and discussed the information provided by Mr. Buchalter and accepted the recommendation of the Special Committee, with the approval expressly conditioned upon the receipt by the Special Committee of a fairness opinion from Adams, Harkness & Hill consistent with the Special Committee's recommendation.

        Following the Board's discussion of Adams, Harkness & Hill's preliminary valuation analysis, in consideration of the fact that the burdens and expenses of being a public company greatly outweigh any positive benefits, and based on the factors described elsewhere in the sections entitled and the factors described below in the sections entitled "Special Factors—Reasons for and Purpose of the Reverse Stock Split," "Special Factors—Alternatives Considered" and "Fairness of the Reverse Stock Split to Stockholders," the Board determined by a unanimous vote of those present that a 5,900-for-1 Reverse Stock Split with a per share purchase price equal to $3.25 was fair to all unaffiliated stockholders, including those whose stock would be redeemed pursuant to the Reverse Stock Split and those who would retain an equity interest in the Company subsequent to the consummation of the Reverse Stock Split, subject to later receipt by the Special Committee of a fairness opinion from Adams, Harkness & Hill consistent with the Special Committee's recommendation.

        The Board directed Mr. O'Neill, with the assistance of counsel, to begin preparing the necessary documentation in connection with the Reverse Stock Split and to proceed to seek stockholder approval of the Reverse Stock Split.

        On September 11, 2003, the Special Committee convened a telephonic meeting at which Adams, Harkness & Hill provided the Special Committee with a final presentation regarding the various analyses performed by it in connection with arriving at its opinion. Adams, Harkness & Hill then shared with the Special Committee a draft of its opinion to the Special Committee that, based upon and subject to the various considerations, qualifications and limitations set forth in the opinion, as of September 11, 2003, the consideration to be received by holders of shares of the Company's common stock who will hold fractional shares immediately following the proposed reverse stock split was fair, from a financial point of view, to such holders. The Special Committee and its counsel then discussed the opinion, and the assumptions, methodologies and factors upon which the opinion was based, with Adams, Harkness & Hill. Adams, Harkness & Hill then left the meeting and the Special Committee, after further discussion, reaffirmed its recommendation, made on September 9, 2003, in favor of the Special Committee's proposed term sheet setting forth acceptable terms for the going private transaction. At the request of the Special Committee, Adams, Harkness & Hill issued and delivered its written opinion on the afternoon of September 11, 2003.

        On September 12, 2003, the Company issued a press release announcing that the Company's Board had approved a 1 for 5,900 reverse split of each of the Company's shares of Class A and Class B common stock for the purpose of taking the Company private.

EFFECTS OF THE REVERSE STOCK SPLIT

        The Reverse Stock Split will reduce the number of record stockholders of its Class A and Class B Common Stock from approximately 386 to approximately 41 and the number of beneficial stockholders from approximately 1,170 to 82. Termination of registration of the Class B Common Stock under the 1934 Act would substantially reduce the information required to be furnished by the Company to its stockholders and to the Commission. Additionally, certain provisions of the 1934 Act would no longer apply, such as the short-swing profit recovery provisions of Section 16(b). For a total expenditure by the Company of up to approximately $1.5 million in transaction costs (including insurance, legal, financial, accounting and other costs) and approximately $3.5 million to repurchase fractional shares, the Company will realize approximately $968,000 in estimated cost savings on an annual basis by terminating its public company's status. The Company intends to apply for termination as soon as practicable following completion of the Reverse Stock Split.

        The effect of the Reverse Stock Split on a stockholder will depend on the number of shares that such stockholder owns. For a stockholder holding 5,900 or more shares of either Class A or Class B Common Stock, shares of their stock will be converted into one or more shares of Class A or Class B Common Stock, as the case may be, on a 5,900 for one basis with a cash payment of $3.25 per pre-split share in lieu of any fractional shares. For stockholders holding less than 5,900 shares of either Class A or Class B Common Stock, all shares of either Class A or Class B Common Stock, as the case may be, will be exchanged for a cash payment of $3.25 per pre-split share. Stockholders holding stock in their "street name" through a nominee, such as a bank or broker, should contact their nominee to determine how the Reverse Stock Split will affect them because nominees may have certain required procedures that a stockholder must follow.

Potential Detriments of the Reverse Stock Split to Stockholders; Accretion in Ownership and Control of Certain Stockholders

        The stockholders owning fewer than 5,900 shares of either Class A or Class B Common Stock immediately prior to the effective time of the Reverse Stock Split will, after the Reverse Stock Split takes place, no longer have any equity interest in the Company and therefore will not participate in its future potential earnings or growth. Additionally, any stockholder owning a number of Class A or Class B Common Stock not evenly divisibly by 5,900 may have a reduced equity interest in the Company and reduced participation in future potential earning or growth. It is expected that all but approximately 41 stockholders of record of the Company's Class A and Class B Common Stock will be fully cashed out in the Reverse Stock Split. It will not be possible for cashed out stockholders to re-acquire an equity interest in the Company unless they purchase an interest from the remaining stockholders.

        The Reverse Stock Split will require stockholders who own less than 5,900 shares of either Class A or Class B Common Stock to involuntarily surrender their shares for cash. These stockholders will not have the ability to continue to hold their shares. In addition, the Reverse Stock Split will require stockholders who own more than 5,900 shares of either Class A or Class B Common Stock, but not an amount evenly divisible by 5,900, to involuntarily surrender any fractional shares for cash. The ownership interest of certain stockholders will be terminated as a result of the Reverse Stock Split, but the Board concluded that the completion of the Reverse Stock Split will be an overall benefit to these stockholders because of the liquidity provided by the transaction at a fair price to the stockholders.

        The Reverse Stock Split will change the percentage beneficial ownership of each of Messrs. Brown, Binkley and O'Neill. Mr. Brown and Mr. Binkley are executive officers, directors and stockholders of Forrest Binkley & Brown Venture Co. ("Venture Co.") which is the managing partner of SBIC Partners, L.P. SBIC Partners L.P. owns approximately 69.1% of the Company's outstanding Class A Common Stock. As a result of their interests in Venture Co., Messrs. Brown's and Binkley's percentage of beneficial ownership of outstanding Class A Common Stock will slightly increase from approximately

69.1% pre-Reverse Stock Split to approximately 69.2% post-Reverse Stock Split. Mr. O'Neill's percentage of beneficial ownership of outstanding Class A Common Stock will slightly decrease from approximately 20.9% pre-Reverse Stock Split to approximately 20.8% post-Reverse Stock Split, and his percentage beneficial ownership of outstanding Class B Common Stock will not change from approximately 0.4% both pre-Reverse Stock Split and post-Reverse Stock Split. See "Security Ownership of Certain Beneficial Owners and Management."

        Potential detriments to the Company stockholders who remain as stockholders if the Reverse Stock Split is effected includes decreased access to information and decreased liquidity as a result of the termination of the NASDAQ listing of the Company's Class B Common Stock. If the Reverse Stock Split is effected, the Company intends to terminate the registration of its Class B Common Stock under the 1934 Act. As a result of the termination, the Company will no longer be subject to the periodic reporting requirements and the proxy rules of the 1934 Act.

Effect of the Reverse Stock Split on Option Holders

        The number of shares underlying each outstanding stock option under the Company's 1996 Stock Option Plan and the 1998 Director Stock Option Plan (the "Plans") will be decreased by a factor of 5,900, and the exercise price of each outstanding stock option will be increased by a factor of 5,900 as a result of the Reverse Stock Split. No fractional shares will be issued or issuable upon exercise of any options under the Plans following the Reverse Stock Split. In lieu of fractional shares, optionees will receive a cash payment equal to the fair market value per share at the time of exercise as determined by the Board. As of the record date, there are options granted to purchase 362,832 shares of Class A Common Stock which are held by Mr. O'Neill and an aggregate of 1,422,759 shares of Class B Common Stock which are held by various directors, officers and key employees. See "Security Ownership of Certain Beneficial Owners and Management."

Financial Effect of the Reverse Stock Split

        Completion of the Reverse Stock Split will require approximately $5 million of cash, which includes insurance, legal costs and other expenses related to the transaction. As a result, the Company will have decreased working capital and borrowing capacity following the Reverse Stock Split which may have a material effect on the Company's capitalization, liquidity, results of operations and cash flow. The payments to holders of fewer than 5,900 shares, and to holders with shares not evenly divisible by 5,900, of Class A or Class B Common Stock will be paid out of working capital and a new line of credit, subject to execution of a binding agreement consistent with a letter of intent between the Company and its existing lender, Bank of the West. See "Financing of the Reverse Stock Split."

        The costs and additional borrowings required to complete the Reverse Stock Split may result in the Company's inability to satisfy certain financial covenants in our existing debt financing agreements or in debt financing agreements we expect to enter into to effect the Reverse Stock Split. We expect to renegotiate our existing debt financing agreements or otherwise obtain relief from these covenants, though we cannot guarantee we will be able to obtain such relief. If we default under some or all of our debt financial agreements, our lenders may require that we immediately repay the full outstanding amount we owe them. In such event, we may have to pursue alternative financing arrangements.

Certain Federal Income Tax Consequences

        The following is a discussion of the material anticipated U.S. federal income tax consequences of the Reverse Stock Split. This information is not intended as tax advice to any person, and is not a comprehensive description of all of the tax consequences that may be relevant to holders of the Company's Class A and Class B Common Stock. For example, it does not address special rules applicable to certain persons such as stockholders who are subject to the alternative minimum tax under the provisions of the Internal Revenue Code; nor does the discussion address any consequences arising under the laws of any state, locality or foreign jurisdiction.

        The following discussion is based upon the Internal Revenue Code of 1986, as amended, and the final and temporary Treasury Regulations promulgated under it, published administrative positions of the Internal Revenue Service, and reported judicial decisions, all as now existing and currently applicable, and any or all of which could be changed, possibly on a retroactive basis, at any time.

        Each stockholder of the Company holding of record prior to the Reverse Stock Split only shares of Class A Common Stock or of Class B Common Stock and who ceases to hold, either directly or indirectly, any such shares of the Company after the Reverse Stock Split will recognize gain or loss for federal income tax purposes measured by the difference, if any, between the cash received by the stockholder in the Reverse Stock Split and the stockholder's basis in the shares surrendered in the Reverse Stock Split. This gain or loss will be capital gain or loss for U.S. federal income tax purposes if the shares were held as a capital asset and will be long-term if the stockholder's holding period in the shares is more than one year at the time of the Reverse Stock Split.

        The Board believes that the Reverse Stock Split would be a tax-free recapitalization to the Company and to the stockholders who remain stockholders of the Company pursuant to Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended.

        Accordingly, each stockholder who receives Class A Common Stock, Class B Common Stock or both incident to the Reverse Stock Split, but no cash, will not recognize any gain or loss for federal income tax purposes.

        The holding period of the Class A or Class B Common Stock of the Company received by a stockholder incident to the Reverse Stock Split will include the holding period of the Class A or Class B Common Stock, as the case may be, shares surrendered therefor. In general, the aggregate tax basis of the Class A or Class B Common Stock of the Company received by a stockholder incident to the Reverse Stock Split will equal the aggregate tax basis of the Class A or Class B Common Stock, as the case may be, shares surrendered therefor.

        Each stockholder who is to receive cash in the Reverse Stock Split will be required to furnish the stockholder's social security number or taxpayer identification number. Failure to provide this information may result in backup withholding.

YOU ARE URGED TO CONSULT WITH YOUR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN LIGHT OF YOUR OWN PARTICULAR CIRCUMSTANCES.

PRO FORMA FINANCIAL INFORMATION

        The following pro forma financial information presents the effect on the Company's historical financial position of the Reverse Stock Split and the cash payment of $3,500,000 to record holders who hold a number of shares not evenly divisible by 5,900 attributable to the Reverse Stock Split. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2003 reflects the transaction as if it occurred on that balance sheet date. The unaudited pro forma condensed consolidated statements of operations for the three-months and the year ended September 30, 2003 and June 30, 2003, respectively, reflect the transaction as if it occurred at the beginning of the fiscal year.

        The unaudited condensed pro forma consolidated balance sheet is not necessarily indicative of what the Company's financial position would have been if the Reverse Stock Split had been effected on the date indicated, or will be in the future. The information shown on the unaudited condensed pro forma consolidated statements of operations is not necessarily indicative of what the Company's results of operations would have been if the Reverse Stock Split had been effected during the periods indicated, or will be in the future.

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

	September 30, 2003	Pro-Forma Adj.		Pro-Forma September 30, 2003
	(in thousands)
BALANCE SHEET
ASSETS
CURRENT ASSETS:
Trade and other receivables—net	$14,048	$—		$14,048
Inventories	35,467	—		35,467
Other current assets	2,733	—		2,733

Total current assets	52,248	—		52,248
PROPERTY, PLANT AND EQUIPMENT—Net	59,408	—		59,408
OTHER ASSETS	1,443	—		1,443

TOTAL ASSETS	$113,099	$—		$113,099

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES	$32,662	$3,500	(1)	$36,162
LONG-TERM DEBT	10,172	—		10,172
DEFERRED COMPENSATION	763	—		763
DEFERRED INCOME TAXES	11,234	—		11,234
STOCKHOLDERS' EQUITY:
Class A—Common Stock	43	(43	)(2)	—
Class B—Common Stock	52	(52	)(2)	—
Paid-in capital	45,058	(3,405	)(2)	41,653
Retained earnings	13,261	—		13,261
Treasury stock	(146)	—		(146)

Total stockholders' equity	58,268	(3,500)		54,768

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$113,099	$—		$113,099

	Three Months Ended September 30, 2003	Pro-Forma Adj.		Pro-Forma Three Months Ended September 30, 2003
	(in thousands, except per share information)
STATEMENT OF OPERATIONS:
REVENUES	$17,362	$—		$17,362
COST OF SALES	14,422	—		14,422

GROSS PROFIT	2,940	—		2,940
S,G & A	(2,710)	— (3)		(2,710)
GAIN ON SALE OF ASSETS	4,244	—		4,244
INCOME FROM OPERATIONS	4,474	—		4,474

INTEREST EXPENSE	(1,429)	(25	)(4)	(1,454)

INCOME BEFORE INCOME TAXES	3,045	(25)		3,020
INCOME TAX EXPENSE	(1,216)	10	(5)	(1,206)

NET INCOME	$1,829	$(15)		$1,814

EARNINGS PER SHARE	$0.19			$1,209.27
WEIGHTED AVERAGE SHARES OUTSTANDING	9,519			1
FIXED CHARGE RATIO:
Dollar Amount of Coverage Deficiency	$(3,045)			$(2,944)
BOOK VALUE PER SHARE INFORMATION
Book value per share as of September 30, 2003	$6.11

Cash consideration per share to be paid for fractional shares upon approval of the Reverse Stock Split	$3.25

(1)
Includes $3.5 million borrowing to fund the purchase of fractional shares.

(2)
Effect of reverse stock split and payment for fractional shares.

(3)
Excludes $1,481,000 of funds required for this transaction and estimated future savings of $968,000 annually.

(4)
Interest expense of borrowed funds of $3,500,000 to purchase fractional shares assuming financing outstanding since July 1, 2003 at average line of credit borrowing rate of 2.9%.

(5)
The tax effect of interest on borrowings to fund the offering at the fiscal 2003 effective tax rate of 39.6%.

PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS (UNAUDITED)

	Year Ended June 30, 2003	Pro-Forma Adj.		Pro-Forma Year Ended June 30, 2003
	(in thousands, except per share information)
STATEMENT OF OPERATIONS:
REVENUES	$80,619	$—		$80,619
COST OF SALES	66,677	—		66,677

GROSS PROFIT	13,942	—		13,942
S,G & A	(10,638)	—	(1)	(10,638)
IMPAIRMENT ON RTD	(8,000)	—		(8,000)
GAIN ON SALE OF ASSETS	1,620	—		1,620

LOSS FROM OPERATIONS	(3,076)	—		(3,076)
INTEREST EXPENSE	(3,537)	(102	)(2)	(3,639)

LOSS BEFORE INCOME TAXES	(6,613)	(102)		(6,715)
INCOME TAX BENEFIT	2,619	40	(3)	2,659

NET LOSS	$(3,994)	$(62)		$(4,056)

LOSS PER SHARE	$(0.42)			$(2,718.33)
WEIGHTED AVERAGE SHARES OUTSTANDING	9,513			1
FIXED CHARGE RATIO:
Dollar Amount of Coverage Deficiency	$6,613			$6,715
BOOK VALUE PER SHARE	$5.92			$35,482.07

(1)
Excludes $1,481,000 of funds required for this transaction and estimated future savings of $968,000 annually.

(2)
Interest expense of borrowed funds of $3,500,000 to purchase fractional shares assuming financing outstanding since July 1, 2002 at average line of credit borrowing rate of 2.9%.

(3)
The tax effect of interest on borrowings to fund the offering at the fiscal 2003 effective tax rate of 39.6%.

RECOMMENDATION OF THE SPECIAL COMMITTEE AND
OUR BOARD; FAIRNESS OF THE REVERSE STOCK SPLIT

        The Special Committee and Board each believe that the Reverse Stock Split is fair to the unaffiliated stockholders of the Company, including those being redeemed pursuant to the Reverse Stock Split and those who will retain an equity interest in the Company subsequent to the consummation of the Reverse Stock Split. The discussion below summarizes the material factors, both positive and negative, considered by the Special Committee and the Board in reaching their fairness determinations, in addition to the detailed discussion in the proxy at "Special Factors—Reasons for and Purpose of the Reverse Stock Split", "Special Factors—Alternatives Considered, "Background of the Reverse Stock Split" and "Effects of the Reverse Stock Split." For the reasons described below under "Fairness of the Reverse Stock Split to Stockholders—Procedural Fairness to All Stockholders," the Special Committee and the Board each also believe that the process by which the transaction is to be approved is fair to all unaffiliated stockholders, including those being redeemed pursuant to the Reverse Stock Split and those who will retain an equity interest in the Company subsequent to the consummation of the Reverse Stock Split.

        In consideration of these factors, and without assigning any particular weight to the specific factors, the Special Committee has unanimously determined that the Revere Stock Split is fair to, and in the best interest of, all of our unaffiliated stockholders, and unanimously recommended to our Board that our Board should approve the Reverse Stock Split, submit the Reverse Stock Split to a vote of our stockholders, and recommend that our stockholder vote to adopt the Reverse Stock Split.

        Based on the unanimous recommendation of the Special Committee, as well as its own consideration of the factors discussed at "Special Factors—Reasons for and Purpose of the Reverse Stock Split", "Special Factors—Alternatives Considered, "Background of the Reverse Stock Split" and "Effects of the Reverse Stock Split" in this proxy, the Board approved the Reverse Stock Split by a unanimous vote of those present, submitted the Reverse Stock Split to a vote of our stockholders and recommends that the stockholders vote for approval and adoption of the amendment and the payment of cash of $3.25 per pre-split to record holders who hold a number of shares not evenly divisible by 5,900 as described above. The Company anticipates that each member of the Board and each officer of the Company who owns, or controls directly or indirectly, shares of Class A or Class B Common Stock will vote his shares, or cause any controlled shares to be voted, in favor of the Reverse Stock Split.

Reservation of Rights

        Although the Board requests stockholder approval of the Reverse Stock Split, the Board reserves the right to decide, in its discretion, to withdraw the Reverse Stock Split from the agenda of the annual stockholders' meeting prior to any stockholder vote thereon, to abandon the Reverse Stock Split even if the proposal is approved or to modify the terms of the Reverse Stock Split to be submitted for stockholder approval. Although the Board presently believes that the Reverse Stock Split is in the best interests of the Company, its stockholders being redeemed pursuant to the Reverse Stock Split and its stockholders who will retain an equity interest in the Company subsequent to the consummation of the Reverse Stock Split, and thus has recommended a vote for the proposed amendment to the Certificate of Incorporation, the Board nonetheless believes that it is prudent to recognize that, between the date of this proxy statement and the date of the annual stockholders' meeting, factual circumstances could possibly change such that it might not be appropriate or desirable to effect the Reverse Stock Split at that time or on the terms currently proposed. Such factual circumstances could include a superior offer to the Company's stockholders, a material change in the Company's business or litigation affecting the Company's ability to proceed with the Reverse Stock Split. If the Board decides to withdraw or modify the Reverse Stock Split, the Board will notify the stockholders of such decision promptly in accordance with applicable rules and regulations.

FAIRNESS OF THE REVERSE STOCK SPLIT TO STOCKHOLDERS

        In considering whether the cash payment of $3.25 per pre-split share payable to stockholders whose shares will be redeemed in connection with the Reverse Stock Split is substantively fair from a financial point of view to our unaffiliated stockholders, the Special Committee considered, among other things, the financial analysis and opinion of Adams, Harkness & Hill and adopted the analyses and conclusions of Adams, Harkness & Hill.

        The Special Committee also considered certain factors in determining the fairness of the Reverse Stock Split to the Company's unaffiliated stockholders, including:

  •
  Liquidation value. The Special Committee concluded that the liquidation value of the Company's assets was appropriately factored into Adams, Harkness & Hill's liquidation analysis on an asset basis and therefore did not separately address this factor.

  •
  Going concern value. The Special Committee concluded that the "going concern value" of the Company was appropriately factored into Adams, Harkness & Hill's analysis of discounted cash flows and therefore did not separately address this factor.

  •
  Net book value. The Special Committee concluded that the net book value of the Company's assets need not be considered separately from the more comprehensive liquidation analysis of Adams, Harkness & Hill as to the value of the Company's assets in the fairness opinion.

You can read more about Adams, Harkness & Hill's analysis under the section entitled "Opinion of Adams, Harkness & Hill."

        The Special Committee and the Board each considered certain additional factors in determining the fairness of the Reverse Stock Split to the Company's unaffiliated stockholders, including:

  •
  Current and historical market prices for the Common Stock. The proposed transaction price of $3.25 per pre-split share of Class A or Class B Common Stock compares favorably to the bid prices of our Class B Common Stock over the past 12 months, as well as to our bid price of our Class B Common Stock prior to the first public announcement of the Reverse Stock Split on September 12, 2003. Our stock's bid price is the highest price that a buyer will pay at any given time to purchase a specified number of shares of our stock. The $3.25 transaction price represents a premium of 54% and 50% over our stock's average high bid price and closing bid price for the 30-day and 12-month periods, respectively, immediately preceding the announcement of the Reverse Stock Split. In addition to stockholders receiving a premium to the trading price of the Company's Class B Common Stock on any shares redeemed as a result of the Reverse Stock Split, such stockholder will achieve liquidity without incurring brokerage costs. Furthermore, the Special Committee and Board considered that, with limited liquidity in public market for the Company's Class B Common Stock, only a portion of the Company's unaffiliated stockholders would have been able to attain the bid prices before the stock price decreased measurably.

  •
  Purchase prices paid in recent repurchases of Common Stock. This factor was not considered because there have been no recent repurchases of Class A or Class B Common Stock by the Company.

  •
  Firm offers to acquire control of the Company. The Company has not received, during the past two years, any offers for the merger or consolidation of the Company with or into another company, or vice versa, or the sale or transfer of all or substantially all of the Company's assets to another company, or a purchase of the Company's securities by another person that would involve a change in control of the Company.

  •
  Director and officer participation in the Reverse Stock Split. The willingness of our current directors and executive officers to receive the $3.25 per pre-split share price in lieu of fractional shares that would otherwise be issued as a result of the Reverse Stock Split, representing their belief in the fairness of a $3.25 per pre-split share price to them. The willingness of our directors and executive officers to retain their shares and share equivalents that will not be redeemed as a result of the Reverse Stock Split, representing their belief in the fairness of the Reverse Stock Split to the stockholders who will retain an equity interest in the Company.

  •
  Stockholder rights. The Reverse Stock Split will not materially change the rights, preferences or limitations of those stockholders who will retain an interest in the Company subsequent to the consummation of the Reverse Stock Split.

  •
  Purchases to continue stock ownership. Stockholders may elect to remain stockholders of the Company by acquiring sufficient shares so that they hold at least 5,900 shares of either Class A or Class B Common Stock in their account immediately prior to the Reverse Stock Split, which allows them to control the decision as to whether to remain stockholders after the Reverse Stock Split is effected or to receive cash consideration offered in connection with the Reverse Stock Split.

  •
  Sales or transfers to discontinue stock ownership. Stockholders who would otherwise retain an equity interest in the Company after the completion of the Reverse Stock Split have some control as to whether they will retain an interest in the Company by selling or transferring shares of Class A or Class B Common Stock prior to the effectiveness of the Reverse Stock Split to bring their equity interest to below 5,900 shares, and, therefore, be in a position to be cashed out pursuant to the Reverse Stock Split.

  •
  Stockholder information. Stockholders who continue to hold an equity interest in the Company following the Reverse Stock Split will not have readily available to them all of the information regarding the Company's operations and results that is currently available to them in the Company's filings with the Commission.

  •
  Future cost savings. Stockholders who continue to hold an equity interest in the Company will benefit from the future cost savings expected to be realized by terminating the Company's public company status, estimated to be $968,000 annually before taxes.

        In addition, the Board considered the following factors:

  •
  Special Committee recommendation. The unanimous determination of the Special Committee that the Revere Stock Split is fair to, and in the best interest of our unaffiliated stockholders.

  •
  Opinion of Adams, Harkness & Hill. The opinion of Adams, Harkness & Hill to the Special Committee that, as of September 11, 2003, the cash consideration of $3.25 per pre-split share payable to stockholders who will hold fractional shares immediately following the Reverse Stock Split is fair, from a financial point of view, to those stockholders.

  •
  Summary of financial analyses. The report of the Special Committee to the Board which summarized the financial analyses of Adams, Harkness & Hill, which the Board adopted, and the per share implied valuation ranges derived therefrom.

Fairness Opinion

        The Special Committee engaged Adams, Harkness & Hill to deliver an opinion as to whether the cash payment of $3.25 per pre-split share payable to stockholders whose shares will be redeemed in connection with the Reverse Stock Split is fair from a financial point of view to our unaffiliated stockholders. The methods used by Adams, Harkness & Hill in evaluating and analyzing the proposed Reverse Stock Split are discussed in detail below under the caption, "Opinion of Adams, Harkness & Hill."

Procedural Fairness to All Stockholders

        The Special Committee and the Board determined that the Reverse Stock Split is procedurally fair to all stockholders. The Special Committee and Board determined that it was not prudent to obtain approval of a majority of the unaffiliated stockholders for the reasons discussed under the caption, "Description of the Reverse Stock Split—Vote Required," and the Board did not retain an unaffiliated representative to act solely on behalf of the stockholders. The Board did not grant unaffiliated stockholders access to the Company's corporate files, nor extend the right of retain counsel or appraisal services at the Company's expense. Retaining an unaffiliated representative would be an added expense of the Reverse Stock Split transaction and would not be necessary because a majority vote of the unaffiliated stockholders is not being required. However, the Board did appoint a Special Committee, composed solely of independent, disinterested directors. The interests of unaffiliated stockholders were adequately protected by the Special Committee's use of independent legal counsel and receipt of a fairness opinion from Adams, Harkness & Hill, and were adequately represented in the decision-making process through the establishment of the Special Committee. The terms and conditions of the Reverse Stock Split proposal were proposed by management at the Board's request to the Special Committee at the Board's request. The Special Committee reviewed management's proposal and unanimously concluded that the Reverse Stock Split is in the best interests of the Company and all of its unaffiliated stockholders. Despite the fact that certain procedural safeguards were not employed, the Special Committee and the Board determined that the Reverse Stock Split is procedurally fair to the stockholders because of the safeguards that the Board did put into place, namely, requiring approval of an independent Special Committee, the Special Committee's engagement of Adams, Harkness & Hill, to provide an opinion as to the fairness, from a financial point of view, of the $3.25 per share cash consideration to be paid to stockholders who will hold fractional shares immediately following the Reverse Stock Split. See "Opinion of Adams, Harkness & Hill" and "Background of the Reverse Stock Split." In addition, stockholders are generally in a position to control whether or not they remain stockholders after the Reverse Stock Split by acquiring sufficient shares so that they hold at least 5,900 shares immediately prior to the Reverse Stock Split or selling or transferring sufficient shares so that they hold less than 5,900 shares immediately prior to the Reverse Stock Split.

OPINION OF ADAMS, HARKNESS & HILL

        Adams, Harkness & Hill provided an opinion to the Special Committee on September 11, 2003 that, as of the date of such opinion, the per share cash consideration payable to holders of outstanding Class A and Class B Common Stock who will hold fractional shares immediately following the proposed Reverse Stock Split was fair, from a financial point of view. The full text of the opinion, which sets forth assumptions made, matters considered, procedures followed, and the qualifications and limitations on the scope of the review undertaken by Adams, Harkness & Hill in rendering its opinion, is attached as Annex C to this proxy statement and is incorporated herein by reference. Adams, Harkness & Hill's opinion is for the use of the Special Committee and addresses only the fairness, from a financial point of view, of the cash consideration to be paid to the holders of the Company's Class A and Class B Common Stock who will hold fractional shares immediately following the Reverse Stock Split. The opinion does not address any other aspect of the Reverse Stock Split or constitute a recommendation to any holder of our Class A or Class B Common Stock or other capital stock as to how to vote at the special meeting. In addition, the opinion does not address the relative merits of the reverse stock split or the other business strategies that the Special Committee or our Board considered, nor does it address the decision of the Special Committee or our Board to recommend or proceed with the Reverse Stock Split. Adams, Harkness & Hill was not requested to, and did not, participate in or provide advice with respect to the structuring and negotiation of the Reverse Stock Split or the determination of the amount of cash consideration to be paid to the holders of the Company's Class A and Class B Common Stock who will hold fractional shares immediately following the Reverse Stock Split. Further, Adams, Harkness & Hill was not requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company. Adams, Harkness & Hill is under no obligation to update, revise or reaffirm its opinion. The description of the opinion set forth in this proxy statement is only a summary and is qualified in its entirety by the full text of the opinion. Holders of shares of Class A and Class B Common Stock are urged to, and should, read the opinion in its entirety.

        On September 11, 2003 Adams, Harkness & Hill made a presentation to the Special Committee regarding the various analyses performed in conjunction with arriving at their opinion, that presentation can be found in Exhibit c.2 to the Schedule 13E-3 filed by the Company with the Commission on October 10, 2003.

        The Special Committee retained Adams, Harkness & Hill to render an opinion as to the fairness, from a financial point of view, of the per share cash consideration payable to holders of the Company's Class A and Class B Common Stock who will hold fractional shares immediately following the Reverse Stock Split. Pursuant to the terms of Adams, Harkness & Hill's engagement letter with the Special Committee dated August 20, 2003, the Company agreed to pay Adams, Harkness & Hill a retainer fee of $25,000, and a fee of $75,000 upon the delivery by Adams, Harkness & Hill of the opinion (which fee was payable regardless of the conclusions expressed therein). The Company also agreed to reimburse Adams, Harkness & Hill for all reasonable fees and disbursements of its counsel and all travel and other out-of-pocket expenses arising in connection with its engagement. In addition, the Company agreed to indemnify Adams, Harkness & Hill and its affiliates to the full extent permitted by law against liabilities relating to or arising out of its engagement, including liabilities incurred under the federal securities laws, except for liabilities found to have resulted from the willful misconduct or gross negligence of Adams, Harkness & Hill.

        The following is a summary of the various sources of information and valuation methodologies used by Adams, Harkness & Hill in arriving at its opinion. To assess the fairness of the reverse stock split, Adams, Harkness & Hill employed analyses based on the following:

  •
  comparable company analysis

  •
  precedent transaction analysis

  •
  liquidation analysis

  •
  discounted cash flow analysis

  •
  historical trading analysis

  •
  equity premium analysis

        In addition to the analyses described above, Adams, Harkness & Hill reviewed the following information:

  •
  the Company's historical and projected income statements, on a quarterly basis, for the fiscal years 2003 and 2004;

  •
  the income statement and adjustments to the income statement for the fiscal year 2003;

  •
  the Company's historical balance sheets as of the end of the fiscal years 2002 and 2003;

  •
  a one year closing price and daily volume chart for the Company's publicly traded Class B Common Stock;

  •
  a one year price histogram for the Company's publicly traded Class B Common Stock, showing number of shares traded and cumulative trading volume as a percentage of the public float; and

  •
  a premium analysis on selected other reverse split going private transactions.

        In conducting its investigation and analysis and in arriving at its opinion, Adams, Harkness & Hill reviewed the information and took into account the investment, financial and economic factors it deemed relevant and material under the circumstances. The material actions undertaken by Adams, Harkness & Hill were as follows:

  •
  reviewed the "Going Private" term sheet provided by the Special Committee on September 9, 2003;

  •
  reviewed certain publicly available business and financial information relating to the Company;

  •
  analyzed certain internal financial statements, including projected financial and operating data concerning the Company, prepared by management and not publicly available;

  •
  compared the historical financial results and current financial condition of the Company with those of certain companies Adams, Harkness & Hill deemed to be relevant and comparable;

  •
  reviewed the historical market prices and trading activity for our Class B Common Stock and compared them with those of certain publicly traded companies Adams, Harkness & Hill deemed to be relevant and comparable;

  •
  compared the financial terms of the reverse stock split with the financial terms of certain other transactions Adams, Harkness & Hill deemed to be relevant and comparable;

  •
  discussed with members of our senior management, among other things, the business and prospects of the Company, the historical and anticipated costs of remaining a public company and the strategic benefits of the Reverse Stock Split; and

  •
  took into account such other matters as Adams, Harkness & Hill deemed necessary, including an assessment of general economic, market, and monetary conditions, and the status of the industry.

        In preparing and rendering its opinion, Adams, Harkness & Hill assumed and relied upon the accuracy and completeness of all of the financial and other information that was publicly available or provided to Adams, Harkness & Hill by us and did not assume any responsibility for nor independently verify such information. Adams, Harkness & Hill's opinion is based, in part, upon such information and the assurances of management that they are not aware of any facts that would make such information misleading. With respect to any internal forecasts furnished to or discussed with Adams, Harkness & Hill by our management, Adams, Harkness & Hill assumed that they had been reasonably prepared and reflected the best currently available estimates and judgments of the future financial performance of the Company. Adams, Harkness & Hill also assumed that the reverse stock split will be consummated in accordance with the terms set forth in the "Going Private" term sheet provided by the Special Committee on September 9, 2003, without material modification or waiver.

        In conducting its review, Adams, Harkness & Hill did not obtain an independent evaluation or appraisal of any of our assets or liabilities (contingent or otherwise). Adams, Harkness & Hill's opinion is necessarily based upon market, economic and other conditions as they existed on, and the information available to Adams, Harkness & Hill as of, the date of the opinion. Adams, Harkness & Hill's opinion did not predict or take into account any possible economic, monetary or other changes which may occur, or information which may become available, after the date of its written opinion.

        Adams, Harkness & Hill's opinion and financial analyses were one of the many factors considered by the Special Committee in its evaluation of the Reverse Stock Split and should not be viewed as determinative of the view of the Special Committee with respect to the Reverse Stock Split or the cash consideration payable to holders of Class A and Class B Common Stock who will hold fractional shares immediately following the Reverse Stock Split.

        The following is a summary of the material financial analyses performed by Adams, Harkness & Hill in connection with its opinion. The preparation of a fairness opinion involves complex considerations and various determinations as to the most appropriate and relevant methods of financial analyses and the application of these methods to the particular circumstances and, therefore, an opinion is not readily susceptible to summary description. Each of the analyses conducted by Adams, Harkness & Hill was carried out in order to provide a different perspective on the reverse stock split and to add to the total mix of information available. Adams, Harkness & Hill did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to the fairness of the per share cash consideration payable to holders of the Class A and Class B Common Stock who will hold fractional shares immediately following the proposed reverse stock split of the common stock. Rather, in reaching its conclusion, Adams, Harkness & Hill relied upon the results of the analyses taken as a whole and also on application of Adams, Harkness & Hill's own experience and judgment. Accordingly, notwithstanding the separate factors summarized below, Adams, Harkness & Hill has indicated to the Special Committee that it believes that consideration of some of the relevant analyses and factors, without considering all analyses and factors, could create an incomplete or inaccurate view of the evaluation process underlying Adams, Harkness & Hill's opinion. The analyses performed by Adams, Harkness & Hill are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. For purposes of the analyses described below, Adams, Harkness & Hill considered the Class A and Class B Common Stock as a single class, with each outstanding share of such classes being treated identically. The Class A and Class B Common Stock are referred to collectively as the "Common Stock."

Comparable Company Analysis

        Adams, Harkness & Hill identified nine publicly traded companies it deemed to be appropriate for the purposes of comparing their financial information and operating data to those of the Company. These companies, referred to as the "Public Comparables," were:

  •
  Hanover Foods Corporation

  •
  John B. Sanfilippo & Son, Inc.

  •
  National Beverage Corp.

  •
  Redhook Ale Brewery, Incorporated

  •
  Scheid Vineyards Inc.

  •
  Seneca Foods Corporation

  •
  Spectrum Organic Products, Inc.

  •
  Sylvan Inc.

  •
  Todhunter International, Inc.

        Using publicly available information, Adams, Harkness & Hill calculated for each of the public comparables two separate sets of multiples using Unadjusted Operating Statistics and Adjusted Operating Statistics. Unadjusted Operating Statistics, particularly the unadjusted EBITDA (earnings before interest, taxes, depreciation and amortization) numbers, are derived from each public comparable's public filings and financial statements. Adjusted Operating Statistics, particularly the adjusted EBITDA numbers, are adjusted to exclude certain items that were deemed not to be indicative of the core operating results of the public comparable, such as net losses from disposition of properties, asset write-downs, impairment expenses and net gains on sales of product lines. Using these Unadjusted Operating Statistics and Adjusted Operating Statistics, Adams, Harkness & Hill calculated for each public comparable (i) a revenue multiple by dividing its enterprise value by its revenue for the last twelve months for which financial information is available, referred to as LTM, and (ii) an EBITDA multiple by dividing its enterprise value by its LTM EBITDA. Excluding the minimum and maximum multiples, these analyses resulted in an average public comparables Unadjusted Operating Statistics LTM revenue multiple of 0.6x and an LTM EBITDA multiple of 6.6x, and an average public comparables Adjusted Operating Statistics LTM revenue multiple of 0.6x and an LTM EBITDA multiple of 6.4x.

        Adams, Harkness & Hill then applied these average multiples to the operating statistics of the Company, both on an unadjusted and adjusted basis, to calculate the estimated value per share of our Common Stock. The adjustments to the Company's operating statistics exclude the sum of the following non-recurring events: a $1.0 million vineyard removal cost, an $8.0 million impairment of Ready To Drink assets, and a $1.6 million gain from the sale of vineyard assets. Based on the public comparables multiples and the Company's LTM Revenue, Unadjusted LTM EBITDA, and Adjusted LTM EBITDA, this resulted in an implied equity value for the Company of $15.5 million, ($13.2) million, and $32.3 million respectively, which resulted in a range of estimated values per share of $0.00 to $3.40.

Precedent Transaction Analysis

        Using publicly available information, Adams, Harkness & Hill identified and analyzed nine mergers in the food and beverage processing industry announced from May 5, 2001 to August 12, 2003 deemed to be appropriate for comparison with the Company. These transactions and their announcement dates were:

  •
  Turner Road Vintners / Constellation Brands—May 5, 2001

  •
  Eagle Family Foods / Mott's—September 1, 2001

  •
  Spectrum Organic Products / Acirca, Inc.—April 26, 2002

  •
  Burns Philp / Swander Pace Capital LLC—August 23, 2002

  •
  Opta Food Ingredients, Inc. / Stake Technology, Ltd.—October 28, 2002

  •
  Imagine Foods, Inc. / Hain Celestial Group, Inc.—December 2, 2002

  •
  Chiquita Processed Foods LLC / Seneca Foods Corporation—March 6, 2003

  •
  Farmland Industries / Smithfield Foods, Inc.—July 15, 2003

  •
  Cumberland Gap Provision Company / Smithfield Foods, Inc.—August 12, 2003

        Adams, Harkness & Hill undertook the precedent transaction analysis in order, among other things, to evaluate the implied valuation multiples paid in such transactions. Accordingly, for each of the precedent transactions for which the relevant information was publicly available, Adams, Harkness & Hill calculated (1) the ratio of the transaction value to the target's LTM revenue and (2) the ratio of the transaction value to the target's LTM EBITDA. The reverse stock split enterprise analysis resulted in an average ratio, excluding minimum and maximum multiples, of 0.8x for LTM revenue and 7.8x for LTM EBITDA. Based on the Company's LTM revenue and adjusted and unadjusted LTM EBITDA for the period ended June 30, 2003, this resulted in an implied equity value for the Company of $28.9 million, ($9.1) million, and $46.5 million respectively, which resulted in a range of estimated values per share of Common Stock of $0.00 to $4.89.

Liquidation Analysis

        Adams, Harkness & Hill considered the per share liquidation value to be received by holders of Common Stock if the Company were to commence a liquidation as of June 30, 2003. In its analysis, Adams, Harkness & Hill looked at two separate liquidation scenarios ("Management" and "Moderate"). For the Management liquidation scenario, management, at Adams, Harkness & Hill's request, provided estimates as to the realizable cash value of specific assets, the cost to repay specific liabilities, as well as the possible expenses involved in the liquidation. Additionally, Adams, Harkness & Hill reviewed the estimates provided by management and, for the Moderate liquidation scenario, looked at increasing realizable cash values of specific assets and decreasing the expenses involved in the liquidation. Each of these liquidation scenarios involved varying assumptions with respect to the value of specific assets and liabilities, as well as the potential realization thereof.

        At Adams, Harkness & Hill's request, management estimated, and Adams, Harkness & Hill separately estimated a range of, realizable cash values for the Company's specific asset classes, including:

  •
  cash and equivalents,

  •
  trade and other receivables, net

  •
  inventories

  •
  refundable income taxes

  •
  deferred income taxes

  •
  prepaid expenses and other current assets

  •
  property, plant and equipment, net

  •
  assets held for sale, and

  •
  other assets

        Based upon the specific asset class analyses, Adams, Harkness & Hill estimated the value of the Company's assets, assuming an orderly liquidation, to be in the range of approximately $72.9 million to $78.6 million.

        Each of Adams, Harkness & Hill and our management separately assumed that each of the Company's specific liability classes would be fully paid, including:

  •
  bank line of credit

  •
  overdraft

  •
  accounts payable,

  •
  payroll and related

  •
  accrued interest

  •
  other accrued liabilities

  •
  current portion of long term debt

  •
  long term debt

  •
  deferred compensation

  •
  deferred income taxes

        At Adams, Harkness & Hill's request, management estimated, and Adams, Harkness & Hill separately estimated a range of, probable expenses which would be incurred by the Company in a liquidation, including:

  •
  Continued SG&A

  •
  Contract termination fees

  •
  Facilities operations

  •
  Wind-down of bulk inventory

  •
  Severance compensation

  •
  Infrastructure expenses

  •
  Debt prepayment penalties

        Based upon the specific liability and liquidation expense analyses, Adams, Harkness & Hill estimated the value of the Company's liabilities and liquidation expenses, assuming an orderly liquidation, to be in the range of approximately $69.4 million to $74.1 million.

        In estimating the value of the Company in an orderly liquidation, Adams, Harkness & Hill subtracted the value of the liabilities and liquidation expenses from the adjusted values of the Company's tangible and intangible assets. The liquidation value that would be subsequently returned to stockholders, not taking into account requirements for escrow hold-backs to account for any unforeseen liabilities or the time value of money associated with such an escrow account, ultimately ranged from ($1.2) million to $9.2 million, which resulted in a range of estimated values per share of $0.00 to $0.96.

        Adams, Harkness & Hill relied upon and assumed, without independent verification, that the liquidation analysis reflected the best currently available information concerning our assets, liabilities and other aspects of our business, and that there was no material change in our assets, financial condition, business or prospects since the date of the most recent information made available to them. The liquidation analysis was based on business, general economic, market and other conditions that reasonably could be evaluated by Adams, Harkness & Hill as of the date of the liquidation analysis, respectively. Subsequent events that could affect the estimates set forth therein include adverse changes in industry performance or market conditions and changes to the business, financial condition and results of operations of the company.

        Except as disclosed in the liquidation analysis, Adams, Harkness & Hill assumed that we have no material contingent assets or liabilities, no unusual obligations or substantial commitments other than those incurred in the ordinary course of business. The liquidation analysis assumed that we would continue operations for six months after commencing liquidation and would reach settlements with remaining customers at the end of that period. The analysis also assumed that no income tax liability would be incurred by us in connection with the liquidation process.

Discounted Cash Flow Analysis

        Adams, Harkness & Hill performed a discounted cash flow analysis to estimate the present value of the after-tax free cash flows of the Company. To perform this analysis, Adams, Harkness & Hill used the following assumptions and the following sources for data:

  •
  Management's financial projections for the fiscal years 2004 through 2008.

  •
  The Company's total free cash flows were calculated as the after-tax operating earnings, adjusted for the addition of depreciation and amortization, and the deduction of capital expenditures and increases in net working capital.

  •
  A discount rate range of 11.2% to 17.2%

  •
  The terminal value based on free cash flow for the fiscal year ended 2008 multiplied by a base EBITDA multiple range of 4.5x to 7.5x.

        Adams, Harkness & Hill combined (i) the calculated present value of cash flows for the five fiscal years ending 2008, with (ii) the terminal value, to arrive at an implied enterprise value based on the above assumptions. The implied enterprise value was then adjusted by adding the Company's current cash balance and subtracting its current debt balance, to arrive at an implied equity value of $35.6 million. Utilizing EBITDA terminal multiples ranging from 4.5x to 7.5x and discount rates ranging from 11.2% to 17.2% Adams, Harkness & Hill determined an implied range of $2.32 per share to $5.17 per share with a midpoint of $3.74.

Historical Trading Analyses

        Adams, Harkness & Hill reviewed historical trading prices of our Class B Common Stock for the period from our initial public offering and the one year period ended September 10, 2003, and the relative stock price performances during this same period of a composite of companies in our respective peer group, which included the following companies:

  •
  Hanover Foods Corp.

  •
  John B. Sanfilippo & Son, Inc.

  •
  National Beverage Corp.

  •
  Redhook Ale Brewery, Inc.

  •
  Scheid Vineyards, Inc.

  •
  Seneca Foods Corp.

  •
  Spectrum Organic Products, Inc.

  •
  Sylvan, Inc.

  •
  Todhunter International, Inc.

        Adams, Harkness & Hill also considered the relative trends in the trading volumes of our Class B Common Stock during the same period. Adams, Harkness & Hill noted the pronounced decline in market value and trading liquidity of our Class B Common Stock since our initial public offering and the resulting challenges that we may face in accessing public equity financing.

Equity Premium Analyses

        Adams, Harkness & Hill performed an analysis of the implied premium represented by the reverse stock split, over current and historic stock price trading levels, referred to as the equity premium analysis. The equity premium analysis was based on and assumed that the per share cash consideration to be paid to holders of Class A and Class B Common Stock immediately following the reverse stock split is $3.25.

        The table below summarizes, for the date and periods presented, the average of the closing share price of our Class B Common Stock and the implied premium to equity values as compared to the per share cash consideration of $3.25.

Equity Premium Analysis	Stock Price*	Implied Premium
Close as of 9/10/03	$2.13	53%
5 Day Fixed Average	$2.09	56%
30 Day Fixed Average	$2.11	54%
50 Day Fixed Average	$2.16	51%
100 Day Fixed Average	$2.23	45%
One Year Fixed Average	$2.17	50%

*
Source: FactSet

Additional Analyses

        In addition, Adams, Harkness & Hill performed the following analyses:

        Historical and Projected Income Statement.    Adams, Harkness & Hill reviewed the Company's historical and projected income statements, on a quarterly basis, for the fiscal years 2003 and 2004.

	FY2003
($in millions)
	Q1	Q2	Q3	Q4	Total
Revenues, net
Bulk wine	$9.7	$19.4	$10.7	$7.7	$47.6
Brandy and spirits	1.0	6.6	1.1	0.9	9.6
Wine grapes	0.5	0.9	0.0	0.0	1.4
Case goods	6.6	4.5	4.8	6.2	22.1
Ready to drink (a)	—	—	—	—	—

Total Revenues	17.8	31.3	16.6	14.8	80.6
Cost of Sales
Bulk wine	7.1	12.6	7.8	7.7	35.2
Brandy and spirits	0.8	5.0	0.7	0.7	7.2
Wine grapes	0.4	0.9	1.0	0.0	2.3
Case goods	4.7	5.4	5.8	6.0	22.0
Ready to drink (a)	—	—	—	—	—

Total Cost of Sales	13.1	23.9	15.3	14.3	66.7
Gross Profit	4.7	7.4	1.3	0.5	13.9
Gross Margin	26.4%	23.7%	7.7%	3.3%	17.2%
Gain (Loss) on sale of assets	—	1.6	—	0.0	1.6
Gain (Loss) on impairment of assets	—	—	(8.0)	—	(8.0)
SG&A	2.5	2.7	2.9	3.2	11.3

Operating Income	2.2	6.3	(9.6)	(2.7)	(3.7)
Interest expense	1.0	1.2	0.7	0.6	3.5

Income Before Taxes	1.2	5.1	(10.2)	(3.3)	(7.2)
Income Taxes (Benefit)	0.4	1.8	(3.9)	(1.3)	(2.9)

Net Income (Loss)	$0.8	$3.3	$(6.3)	$(2.0)	$(4.3)

(a)
For fiscal year 2003, Ready to Drink revenues and cost of sales were included in Case Goods.

Source: SEC documents and management estimates.

	FY2004E
($ in millions)
	Q1	Q2	Q3	Q4	Total
Revenues, net
Bulk wine	$12.0	$16.0	$10.0	$6.6	$44.6
Brandy and spirits	0.9	8.8	0.5	0.3	10.6
Wine grapes	0.4	—	0.0	0.1	0.6
Case goods	4.4	4.5	4.5	4.6	18.0
Ready to drink (a)	0.2	0.4	0.4	0.5	1.5

Total Revenues	18.0	29.6	15.6	12.2	75.3
Cost of Sales
Bulk wine	9.1	11.9	7.2	4.8	33.0
Brandy and spirits	0.6	6.5	0.3	0.2	7.6
Wine grapes	0.3	0.5	0.0	0.1	1.0
Case goods	3.9	4.0	4.0	4.1	16.0
Ready to drink (a)	0.5	0.4	0.3	0.7	1.8

Total Cost of Sales	14.4	23.3	11.9	9.8	59.4
Gross Profit	3.5	6.4	3.7	2.4	15.9
Gross Margin	19.6%	21.5%	23.7%	19.3%	21.1%
Gain (Loss) on sale of assets	4.3	—	—	—	4.3
Gain (Loss) on impairment of assets	—
SG&A	3.1	3.2	3.5	3.6	13.4

Operating Income	4.7	3.1	0.2	(1.3)	6.8
Interest expense	1.5	0.5	0.4	0.3	2.6

Income Before Taxes	3.2	2.7	(0.2)	(1.6)	4.2
Income Taxes (Benefit)	1.1	0.9	(0.1)	(0.6)	1.5

Net Income (Loss)	$2.1	$1.7	$(0.1)	$(1.0)	$2.7

(a)
For fiscal year 2003, Ready to Drink revenues and cost of sales were included in Case Goods.

Source: SEC documents and management estimates.

        Income Statement Adjustments.    Adams, Harkness & Hill reviewed the Company's historical income statement for the fiscal years 2003 after adjustments to eliminate nonrecurring items.

($ in millions)	FY2003	Adjustments	FY2003 Adjusted
	Total	Total	Total
Revenues, net
Bulk wine	$47.6	$0.0	$47.6
Brandy and spirits	9.6	—	9.6
Wine grapes	1.4	—	1.4
Case goods	22.1	—	22.1
Ready to drink (a)	—	—	—

Total Revenues	80.6	—	80.6
Cost of Sales
Bulk wine	35.2	—	35.2
Brandy and spirits	7.2	—	7.2
Wine grapes (b)	2.3	(1.0)	1.3
Case goods	22.0	—	22.0
Ready to drink	—	—	—

Total Cost of Sales	66.7	(1.0)	65.7
Gross Profit	13.9	1.0	14.9
Gross Margin	17.2%		18.5%
Gain (Loss) on sale of assets (c)	1.6	(1.6)	—
Gain (Loss) on impairment of assets (d)	(8.0)	8.0	—
SG&A	11.3	—	11.3

Operating Income	(3.7)	7.4	3.6
Interest expense	3.5	—	3.5

Income Before Taxes	(7.2)	7.4	0.1
Income Taxes (Benefit) (e)	(2.9)	3.0	0.0

Net Income (Loss)	$(4.3)	$4.4	$0.1

EBITDA	$3.2	$7.4	$10.6

Source: SEC documents and management estimates.

(a)
For fiscal year 2003, Ready to Drink revenues and cost of sales were included in Case Goods

(b)
Charge for 400 acres of vineyard removal

(c)
Gain on sale of vineyard assets

(d)
Write-down of RTD unit's assets

(e)
Result of 40% tax rate on adjustments

        Balance Sheet Items.    Adams, Harkness & Hill reviewed the Company's historical balance sheets as of the end of the fiscal years 2002 and 2003.

(in millions)	FY 2002	FY 2003
Assets:
Current assets:
Cash and equivalents	$0.1	$0.1
Trade and other receivable—net	9.8	10.0
Inventories	34.0	27.1
Refundable income taxes	1.1	0.7
Deferred income taxes	—	2.2
Prepaid expenses and other current assets	0.3	0.2

Total current assets	45.2	40.3
Property, plant, and equipment	69.9	56.8
Assets held for sale	16.2	11.0
Other assets	1.5	1.5

Total Assets	$132.8	$109.6

	FY 2002	FY 2003
Liabilities:
Current liabilities:
Bank line of credit	$14.5	$5.8
Cash overdraft	1.0	0.4
Accounts payable	6.9	4.3
Payable to growers	0.2	—
Payroll and related liabilities	0.9	1.5
Accrued interest	0.4	0.2
Other accrued liabilities	0.5	0.2
Deferred income taxes	0.2	—
Current portion of long-term debt	6.5	6.0

Total current liabilities	31.1	18.3
Long-term debt	30.0	23.5
Deferred compensation	0.7	0.9
Deferred income taxes	10.5	10.9
Stockholders' Equity:
Class A common stock	0.0	0.0
Class B common stock	0.1	0.1
Additional paid-in capital	45.1	45.1
Retained earnings	15.4	11.1
Treasury stock	(0.1)	(0.1)

Total stockholders' equity	60.4	56.1

Total liabilities and equity	$132.8	$109.6

Source: SEC documents.

        Price and Volume of Class B Common Stock.    Adams, Harkness & Hill reviewed the closing price and daily volume for the Company's publicly traded Class B Common Stock over the preceding 12 months.

VINTAGE
Closing Price & Daily Volume LTM

Period High		$2.58
Period Low		$1.08
Close	10-Sep-2003	$2.06
Average Daily Volume		3,776
Percentage Change—20 Days		0.5%
Percentage Change—50 Days		-8.4%
Percentage Change—100 Days		1.7%
Percentage Change—LTM		16.3%

Source: FACTSET.

        Trading Volume of Class B Common Stock as Percentage of Public Float.    Adams, Harkness & Hill reviewed the number of shares traded and cumulative trading volume as a percentage of the public float of the Company's publicly traded Class B Common Stock over the preceding 12 months.

Share Price Intervals

	$1.00—$1.25	$1.25—$1.50	$1.50—$1.75	$1.75—$2.00	$2.00—$2.25
Trading Volume as % of Volume Traded	2.6%	27.5%	21.8%	14.9%	23.3%
Cumulative Volume as % of Volume Traded	2.6%	30.1%	51.9%	66.8%	90.2%
Trading Volume as % of Total Shares Out	0.3%	2.8%	2.2%	1.5%	2.4%
Cumulative Volume as % of Total Shares Out	0.3%	3.0%	5.2%	6.7%	9.1%
Trading Volume as % of Float	0.7%	7.5%	5.9%	4.1%	6.3%
Cumulative Volume as % of Float	0.7%	8.2%	14.1%	18.2%	24.5%
	$2.25—$2.50	$2.50—$2.75	$2.75—$3.00	$3.00—$3.25	$3.25—$3.50
Trading Volume as % of Volume Traded	9.2%	0.7%	0.0%	0.0%	0.0%
Cumulative Volume as % of Volume Traded	99.3%	100.0%	100.0%	100.0%	100.0%
Trading Volume as % of Total Shares Out	0.9%	0.1%	0.0%	0.0%	0.0%
Cumulative Volume as % of Total Shares Out	10.0%	10.1%	10.1%	10.1%	10.1%
Trading Volume as % of Float	2.5%	0.2%	0.0%	0.0%	0.0%
Cumulative Volume as % of Float	27.0%	27.2%	27.2%	27.2%	27.2%

Note: Float estimated to be 3.5 million.
Source: FACTSET

        Selected Reverse Split Going Private Transactions.    Adams Harkness & Hill analyzed the premiums paid in other reverse split going private transactions, which included the following companies:

  •
  Siena Holdings

  •
  PML Inc

  •
  IFX Corporation

  •
  Avery Communications

  •
  Kimmins Corporation

        Adams, Harkness & Hill undertook the Reverse Split Going Private analysis in order, among other things, to evaluate the implied valuation premiums paid in such transactions. Accordingly, for each of the reverse split going private transactions, the payment premium was calculated based on the proposed payment versus the average stock price on 1 day, 5 day, 30 day, 50 day, 100 day, and 1 year time frames. The average, excluding the minimum and maximum ranged from 9% to 95%, which implied a range of estimated values per share of Common Stock of $2.19 to $4.06.

        Adams, Harkness & Hill as part of their analysis relied upon Management's financial projections for fiscal year 2004 and prepared financial projections, which Management reviewed, for the fiscal years 2005 through 2008. Those projections are as follows:

	Projected (FY)
($ in millions)
	2004	2005	2006	2007	2008
Total revenue	$75.3	$75.5	$77.6	$80.1	$82.9
Cost of sales	59.4	59.6	61.2	63.0	65.0
Gross Profit	15.9	16.0	16.4	17.1	17.9
SG&A	13.9	12.3	12.6	13.0	13.5

Operating Income	2.0	3.7	3.8	4.1	4.4
Taxed at 40%	0.8	1.5	1.5	1.6	1.8

After Tax Operating Income	1.2	2.2	2.3	2.4	2.7
Plus: Depreciation and Amortization	6.6	6.0	6.1	6.2	6.3
Less: Capital Expenditures	6.6	10.8	5.1	4.4	3.7
Less: Increase (Decrease) in Net Working Capital (1)	(3.4)	1.4	1.2	1.3	1.4

Free Cash Flow	4.6	(4.0)	2.1	3.0	3.9

(1)
Net Working Capital comprised of Accounts Receivable, Inventory, and Accounts Payable.

        The foregoing table contains projections for future years that involve risks and uncertainties. A number of factors discussed in this proxy statement and in the Company's reports filed with the Commission (on, e.g., Form 10-K and Form 10-Q) could cause actual results to differ materially from the projections presented.

DESCRIPTION OF THE REVERSE STOCK SPLIT

Amendment of Certificate of Incorporation to Effect the Reverse Stock Split

        Our Board has determined that it is advisable to amend the Company's Certificate of Incorporation to effect a 5,900-for-1 Reverse Stock Split of Class A Common Stock, a 5,900-for-1 Reverse Stock Split of the Class B Common Stock, and to provide for the cash payment of $3.25 per pre-split share in lieu of fractional shares of new Class A Common Stock and/or new Class B Common Stock that would otherwise be issued following the Reverse Stock Split. The Board has proposed the Reverse Stock Split to the stockholders for approval at the annual meeting. The Certificate of Incorporation provides that if the Company effect a split or reverse split of its outstanding shares of either Class A or Class B Common Stock, as it is doing in the Reverse Stock Split, the outstanding shares of both of Class A Common Stock and Class B Common Stock will be proportionally split in the same manner and on the same basis.

Vote Required

        The affirmative approval of a majority of the votes entitled to be cast at the meeting by holders of the issued and outstanding shares of Class A and Class B Common Stock, voting together as a single class, is required to approve the Reverse Stock Split. It is anticipated that approximately 90% of the Class A Common Stock beneficially owned or controlled on the record date by certain directors and executive officers of the Company, will be voted in favor of the Reverse Stock Split. It is anticipated that approximately 145,561 shares of Class B Common Stock, beneficially owned or controlled on the record date by certain directors and executive officers of the Company, constituting approximately 3% of the outstanding Class B Common Stock, will be voted in favor of the Reverse Stock Split. If certain directors and executive officers of the Company vote all of their shares of Class A and Class B Common Stock over which they have voting authority, which represents approximately 81% of the voting power of the Company, to approve the Reverse Stock Split, the requisite vote for adoption of the Reverse Stock Split will have been obtained regardless of the vote of any other stockholder.

        The Reverse Stock Split does not require the approval of a majority of the unaffiliated stockholders. Our Board believes the Reverse Stock Split should and will be favored by all stockholders. A majority vote of the unaffiliated stockholders is not otherwise required by applicable law. Therefore, the Board and the Special Committee have decided not to condition the approval of the Reverse Stock Split on approval by unaffiliated stockholders.

Holders as of Effective Date; Net Effect After Reverse Stock Split

        Stockholders holding fewer than 5,900 Shares of Class A or Class B Common Stock will be cashed out at a price of $3.25 per share. Stockholders holding 5,900 or more Shares of Class A or Class B Common Stock will be converted on a 1 for 5,900 basis for each 5,900 shares. Any stockholders who does not beneficially own a number of shares evenly divisible by 5,900, will receive a cash payment in the amount of $3.25 per share in lieu of a fraction of a share of new Class A Common Stock and/or new Class B Common Stock that would otherwise be issued following the Reverse Stock Split. Any holder whose shares are cashed out may have a reduced continuing equity interest in the Company and may have no continuing equity interest at all.

        NOMINEES AND BROKERS ARE EXPECTED TO DELIVER TO THE COMPANY'S APPOINTED EXCHANGE AGENT THE BENEFICIAL OWNERSHIP POSITIONS THEY HOLD. HOWEVER, IF YOU ARE A BENEFICIAL OWNER OF CLASS A OR CLASS B COMMON STOCK WHO IS NOT THE RECORD HOLDER OF THOSE SHARES AND WISH TO ENSURE THAT YOUR OWNERSHIP POSITION IS ACCURATELY DELIVERED TO THE COMPANY'S EXCHANGE AGENT, YOU SHOULD INSTRUCT YOUR BROKER OR NOMINEE TO TRANSFER YOUR SHARES INTO A RECORD ACCOUNT IN YOUR NAME. NOMINEES AND BROKERS MAY HAVE REQUIRED PROCEDURES. THEREFORE, SUCH HOLDERS SHOULD

CONTACT THEIR NOMINEES AND BROKERS TO DETERMINE HOW TO EFFECT THE TRANSFER IN A TIMELY MANNER PRIOR TO THE DATE OF THE ANNUAL MEETING.

        The proposed amendment to the Certificate of Incorporation is attached as Annex B to this proxy statement. The Reverse Stock Split will become effective, assuming stockholder approval, upon the filing of the proposed amendment to the Certificate of Incorporation with the Office of the Secretary of State of the State of Delaware.

Exchange of Certificates for Cash Payment or Shares

        Assuming the approval of the stockholders of the Reverse Stock Split, the Company will file an amendment to its Certificate of Incorporation, substantially in the form of Annex B attached to this proxy statement, with the Office of the Secretary of State of the State of Delaware. The Reverse Stock Split will become effective on the date of the filing of the amendment to its Certificate of Incorporation, which is anticipated to be the same date on which the annual meeting is held. Mellon Investor Services has been appointed exchange agent to carry out the exchange of certificates for new Class A Common Stock, new Class B Common Stock and/or cash.

        As soon as practicable after the effective date of the Reverse Stock Split, the stockholders will be notified and asked to surrender their certificates representing shares of Class A or Class B Common Stock to the exchange agent. Those record holders beneficially owning 5,900 shares or more of Class A or Class B Common Stock will receive in exchange certificates representing shares of new Class A or Class B Common Stock on the basis of one share of new Class A Common Stock for each 5,900 shares of Class A Common Stock held prior to the Reverse Stock Split and one share of new Class B Common Stock for each 5,900 shares of Class B Common Stock held prior to the Reverse Stock Split, and in cases where a record holder does not beneficially own a number of shares evenly divisible by 5,900, the record holder will receive a cash payment in the amount of $3.25 per pre-split share in lieu of any fractional shares of new Class A and/or new Class B Common Stock following the Reverse Stock Split. Record holders owning fewer than 5,900 shares of Class A or Class B Common Stock on the effective date of the Reverse Stock Split will receive in exchange a cash payment in the amount of $3.25 per pre-split share.

        If the Reverse Stock Split is effected, any stockholder beneficially owning fewer than 5,900 shares of either the currently outstanding Class A or Class B Common Stock will cease to have any rights with respect to of Class A or Class B Common Stock of the Company, except to be paid in cash, as described in this proxy statement. Additionally, if the Reverse Stock Split is effected, any stockholder beneficially owning a number of shares not evenly divisible by 5,900 will cease to have any rights with respect to such fractional shares of Class A or Class B Common Stock of the Company, except to be paid in cash, as described in this proxy statement. No interest will be paid or accrued on the cash payable to record holders after the Reverse Stock Split is effected.

        If the Reverse Stock Split is effected, each certificate representing shares of Class A and Class B Common Stock that was outstanding prior to the Reverse Stock Split and that was held by a stockholder of record of 5,900 or more shares immediately prior to the Reverse Stock Split, until surrendered and exchanged for a new certificate, will be deemed for all corporate purposes to evidence ownership of such number of shares as is set forth on the face of the certificate as is evenly divisible by 5,900, with any remaining shares not evenly divisible by 5,900 being exchanged for a cash payment in the amount of $3.25 per pre-split share in lieu of any fractional shares of new Class A and/or new Class B Common Stock following the Reverse Stock Split.

        No service charges will be payable by stockholders in connection with the exchange of certificates or the payment of cash, all expenses of which will be borne by the Company.

        Nominees (such as a bank or broker) may have required procedures, and a stockholder holding Class A or Class B Common Stock in street name should contact his or her nominee to determine how the Reverse Stock Split will affect them. The exchange agent appointed by the Company to carry out the exchange has informed us that nominees are expected to provide beneficial ownership positions to them so that beneficial owners may be treated appropriately in effecting the Reverse Stock Split. However, if you are a beneficial owner of fewer than 5,900 shares of Class A or Class B Common Stock, you should instruct your nominee to transfer your shares into a record account in your name in a timely manner to ensure that you will be considered a holder of record immediately prior to the effective date of the Reverse Stock Split, which is anticipated to be the same or immediately following date on which the annual meeting is held. A stockholder holding less than 5,900 shares of Class A or Class B Common Stock in street name who does not transfer shares into a record account in a timely manner may not have his or her shares redeemed in connection with the Reverse Stock Split.

        In the event that any certificate representing shares of Class A or Class Common B Stock is not presented for cash upon request by the Company, the cash payment will be administered in accordance with the relevant state abandoned property laws. Until the cash payments have been delivered to the public official pursuant to the abandoned property laws, such payments will be paid to the holder thereof or his or her designee, without interest, at such time as the payment has been properly presented for exchange.

Appraisal Rights

        No appraisal rights are available under either the Delaware General Corporation Law or the Certificate of Incorporation of the Company to any stockholder who dissents from the proposal to approve the Reverse Stock Split.

FINANCING OF THE REVERSE STOCK SPLIT

        The Board estimates that the total cost to the Company of the Reverse Stock Split for payment of the fractional share interests and the estimated transactional fees and expenses will be approximately $5 million. The Company intends to finance the Reverse Stock Split out of working capital and a new line of credit, subject to execution of a binding agreement consistent with a letter of intent between the Company and its existing lender, Bank of the West. The letter of intent from Bank of the West proposes a bridge loan facility maturing in November 2004 (the "Proposed Bridge Loan"). The Proposed Bridge Loan would be secured by a blanket lien on the Company's accounts receivable, inventory and certain equipment in addition to a negative pledge on the Company's Monterey winery and approximately 4,600 acres of vineyard land secured by a trust deed in favor of John Hancock. The stated interest rate will be the lender's prime rate (which was 4.00% as of November 6, 2003) and the effective interest rate will be 4.25%. The Company plans to repay the Proposed Bridge Loan out of working capital or its existing long-term debt financing arrangements or to seek alternative financing upon maturity. If the Company cannot obtain financing, it may abandon the Reverse Stock Split or seek to develop an alternative source of financing.

        The costs and additional borrowings required to complete the Reverse Stock Split may result in the Company's inability to satisfy certain financial covenants in our existing debt financing agreements or in the debt financing agreements entered into to finance the Reverse Stock Split. We expect to renegotiate our existing debt financing agreements or otherwise obtain relief from these covenants, though we cannot guarantee we will be able to obtain such relief. If we default under some or all of our debt financial agreements, our lenders may require that we immediately repay the full outstanding amount we owe them. In such event, we may have to pursue alternative financing arrangements.

COSTS OF THE REVERSE STOCK SPLIT

        The following is an estimate of the costs incurred or expected to be incurred by the Company in connection with the Reverse Stock Split. Final costs of the transaction may be more or less than the estimates shown below. The Company will be responsible for paying these costs. Please note that the following estimate of costs does not include the cost of redeeming shares of those stockholders holding a number of shares not evenly divisible by 5,900 pursuant to the Reverse Stock Split. These costs include a director and officer insurance tail policy which the Company anticipates purchasing upon termination of the Company's public company status. This tail policy will provide coverage for the Company's current directors and officers in lieu of the existing director and officer insurance.

Director and officer insurance tail policy	$1,000,000
Legal fees	300,000
Transfer and exchange agent fees	15,000
Fees for opinion	100,000
Printing and mailing costs	5,000
Commission filing fees	1,000
Accounting fees	10,000
Miscellaneous	50,000

Total	$1,481,000

PAST CONTACTS AND AGREEMENTS; INTERESTS OF CERTAIN PERSONS

        In April 1995, the Company entered into a Securities Purchase Agreement with John Hancock Mutual Life Insurance Company ("John Hancock") pursuant to which John Hancock purchased certain securities of the Company and received certain information, put and other rights in the securities. In addition, John Hancock, the Company and certain stockholders entered into a Stockholder Agreement in connection with the purchase of securities. The Stockholder Agreement and certain of the rights in the Securities Purchase Agreement terminated in connection with the Company's initial public offering in July 1998. In connection with negotiations between the Company and John Hancock since the announcement of the Reverse Stock Split, John Hancock has agreed to waive certain restrictive covenants in the existing John Hancock debt financing and the Company and John Hancock have agreed to restore certain of the rights under the Stockholder Agreement and the Securities Purchase Agreement following consummation of the Reverse Stock Split, including limited put rights exercisable upon the occurrence of certain events, pre-emptive rights for the issuance of Company securities, reaffirmation of existing information and registration rights, and a right of first refusal in favor of the Company for certain sales of Company securities by John Hancock.

        In April 1998, Mr. O'Neill, SBIC Partners (a 5% stockholder and affiliate of FBB and Messrs. Binkley and Brown) and Exeter Equity Partners L.P. and Exeter Venture Lenders L.P. (collectively, "Exeter") agreed to certain co-sale rights and rights of first refusal and Mr. O'Neill agreed not to seek to participate in the next registered sale of the Company's common stock by SBIC or Exeter.

        Certain directors and officers of the Company have an interest in the equity securities of the Company. See the section of this proxy statement entitled "Security Ownership of Certain Beneficial Owners and Management" for a more complete description.

CONDUCT OF THE COMPANY'S BUSINESS AFTER THE REVERSE STOCK SPLIT

        The Company expects its business and operations to continue as they are currently being conducted and, except as disclosed in this proxy statement, the Reverse Stock Split is not anticipated to have any effect upon the conduct of the business. The Company expects to realize time and cost savings as a result of terminating its public company status. If the Reverse Stock Split is consummated, all persons beneficially owning fewer than 5,900 shares of Class A or Class B Common Stock at the effective time of the Reverse Stock Split will no longer have any equity interest in, and will not be stockholders of, the Company and therefore will not participate in its future potential or earnings and growth.

        If the Reverse Stock Split is effected, the Company believes that, based on the Company's stockholder records, 4 stockholders will remain as holders of Class A Common Stock, beneficially owning 100% of the outstanding Class A Common Stock, and approximately 82 will remain as holders of Class B Common Stock, beneficially owning 100% of the outstanding Class B Common Stock. Class A and Class B stockholders, who now beneficially own approximately 91% of the outstanding Class A and Class B Common Stock, will beneficially own 100% of the outstanding Class A and Class B Common Stock after the Reverse Stock Split. See "Security Ownership of Certain Beneficial Owners and Management." If the Reverse Stock Split is effected, members of the Board and executive officers of the Company will beneficially own approximately 90% of the outstanding Class A Common Stock and approximately 0.4% of the outstanding Class B Common Stock.

        The Company plans, as a result of the Reverse Stock Split, to become a privately held company. The registration of Class B Common Stock under the 1934 Act will be terminated and the Class B Common Stock will cease to be listed on the NASDAQ National Market. In addition, because of Class B Common Stock will no longer be publicly held, the Company will be relieved of the obligation to comply with the proxy rules of Regulation 14A under Section 14 of the 1934 Act, and its officers and directors and stockholders owning more than 10% of Class B Common Stock will be relieved of the stock ownership reporting requirements and "short swing" trading restrictions under Section 16 of the 1934 Act. Further, the Company will no longer be subject to the periodic reporting requirements of the 1934 Act and will cease filing information with the Commission. Among other things, the effect of this change will be a savings to the Company in not having to comply with the requirements of the 1934 Act.

        As stated throughout this proxy statement, the Company believes that there are significant advantages in effecting the Reverse Stock Split and going private and the Company plans to avail itself of any opportunities it has as a private company, including, but not limited to, improving its ability to compete in the marketplace, making itself a more viable candidate with respect to a merger or acquisition transaction with any one of its competitors or entering into some type of joint venture or other arrangement. Although management does not presently have an interest in any transaction nor is management currently in negotiations with respect to any transaction, there is always a possibility that the Company may enter into an arrangement in the future and the remaining stockholders of the Company may receive payment for their shares in any transaction in excess of $3.25 per share.

        Other than as described in this proxy statement, neither the Company nor its management has any current plans or proposals to effect any extraordinary corporate transaction; such as a merger, reorganization or liquidation; to sell or transfer any material amount of its assets; to change its Board or management; to change materially its indebtedness or capitalization; or otherwise to effect any material change in its corporate structure or business.

        On November 4, 2003, Scott J. Seligman, a beneficial holder of approximately 24% of the Company's Class B Common Stock, contacted Company management to request a seat on the Company's board. Although the Company has made no commitments to Mr. Seligman and has no current plans regarding the size or composition of its Board following consummation of the Reverse Stock Split, management has agreed to arrange for Mr. Seligman to meet current Board members to evaluate the possibility of Mr. Seligman's being considered for nomination to the Board.

        Following consummation of the Reverse Stock Split, the Company may be deemed to be a "quasi-California" corporation under California Corporations Code Section 2115, which would give our stockholders the right to cumulatively vote their shares for the election of directors if one stockholder has given notice of his or her intent to cumulate votes prior to the election. Section 2115 would also permit a majority of stockholders to remove directors with or without cause, impose limitations on the distribution of dividends, provide dissenters rights in situations where they might not otherwise apply and impose additional informational rights and required filings in the event of a sale of assets or a merger.

SELECTED HISTORICAL FINANCIAL DATA

        The following selected consolidated financial data is presented in addition to the selected consolidated financial data incorporated by reference to pages 50-72 of the Company's Annual Report on Form 10-K for the year ended June 30, 2003, as amended.

CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

	June 30, 2003	September 30, 2003
	(in thousands)
BALANCE SHEETS:
ASSETS
CURRENT ASSETS:
Trade and other receivables — net	$10,542	$14,048
Inventories	27,097	35,467
Other current assets	3,003	2,733

Total current assets	40,642	52,248
PROPERTY, PLANT AND EQUIPMENT — Net	58,201	59,408
ASSETS HELD FOR SALE	9,444	—
OTHER ASSETS	1,461	1,443

TOTAL ASSETS	$109,748	$113,099

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Bank line of credit	$5,800	$7,800
Payable to growers	—	8,190
Other current liabilities	12,322	16,672
Total current liabilities	18,122	32,662
LONG-TERM DEBT	23,470	10,172
DEFERRED COMPENSATION	871	763
DEFERRED INCOME TAXES	10,846	11,234
STOCKHOLDERS' EQUITY:
Class A—Common Stock	43	43
Class B—Common Stock	52	52
Paid-in capital	45,058	45,058
Retained earnings	11,432	13,261
Treasury stock	(146)	(146)

Total stockholders' equity	56,439	58,268

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$109,748	$113,099

	Three Months Ended September 30,
	2002	2003
	(in thousands except per share data)
STATEMENTS OF OPERATIONS:
REVENUES	$17,816	$17,362
COST OF SALES	13,120	14,422

GROSS PROFIT	4,696	2,940
S,G & A	(2,454)	(2,710)
GAIN ON SALE OF ASSETS	—	4,244

INCOME FROM OPERATIONS	2,242	4,474
INTEREST EXPENSE	(1,012)	(1,429)

INCOME BEFORE INCOME TAXES	1,230	3,045
INCOME TAX EXPENSE	(420)	(1,216)

NET INCOME	$810	$1,829

EARNINGS PER SHARE:
BASIC	$0.09	$0.19

DILUTED	$0.09	$0.19

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	9,513	9,513

DILUTED	9,513	9,519

	Three Months Ended September 30,
	2002	2003
	(in thousands except per share data)
STATEMENTS OF CASH FLOWS:
OPERATING ACTIVITIES:
Net income	$810	$1,829
Adjustments to reconcile net income to net cash used in operating activities	2,205	(2,059)
Changes in operating assets and liabilities	(6,467)	(2,873)

Net cash used in operating activities	(3,452)	(3,103)
INVESTING ACTIVITIES	(424)	10,872
FINANCING ACTIVITIES	3,882	(7,814)

INCREASE (DECREASE) IN CASH AND EQUIVALENTS	6	(45)
CASH AND EQUIVALENTS, BEGINNING OF PERIOD	59	69

CASH AND EQUIVALENTS, END OF PERIOD	$65	$24

FIXED CHARGE RATIO:
Dollar Amount of Coverage Deficiency	$(1,230)	$(3,045)

BOOK VALUE PER SHARE		$6.11

CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

	Year Ended June 30,
	1999	2000	2001	2002	2003
	(in thousands, except per share data)
Statement of operations data:
Revenues	$107,755	$96,912	$97,935	$83,630	$80,619
Cost of sales	81,417	81,079	80,662	70,383	66,677
Gross profit	26,338	15,833	17,273	13,247	13,942
Selling, general, and administrative expenses	(8,126)	(7,756)	(10,825)	(10,985)	(10,638)
Loss on impairment of RTD assets	—	—	—	—	(8,000)
Gain on sale of vineyard assets	—	—	—	—	1,620
Write down on system costs	—	—	—	(5,663)	—
Income (loss) from operations	18,212	8,077	6,448	(3,401)	(3,076)
Interest expense	(4,522)	(3,827)	(2,955)	(4,069)	(3,537)
Income (loss) before income taxes	13,690	4,250	3,493	(7,470)	(6,613)
Net income (loss)	9,453	2,720	2,471	(4,669)	(3,994)
Redeemable preferred stock dividends	(400)	—	—	—	—
Accretion on preferred stock	(1,928)	—	—	—	—

Income (loss) available to common stockholders	7,125	2,720	2,471	(4,669)	(3,994)

Earnings (loss) per common share:
Basic	$.76	$.29	$.26	$(.49)	$(.42)

Diluted	$.74	$.28	$.25	$(.49)	$(.42)

Weighted average shares outstanding:
Basic	9,349	9,498	9,507	9,514	9,513

Diluted	9,621	9,578	9,838	9,514	9,513

	June 30,
	1999	2000	2001	2002	2003
Balance sheet data:
Working capital	$24,377	$25,999	$21,336	$14,054	$22,520
Total assets	132,041	120,648	132,119	132,814	109,748
Total long-term debt	39,250	36,102	39,792	30,039	23,470
Stockholders' equity	59,835	62,556	65,166	60,434	56,439

PRICE RANGE OF CLASS B COMMON STOCK; DIVIDENDS; TRADING VOLUME

        The Company's Class B Common Stock is traded on the NASDAQ National Market. There is no public market for the Company's Class A Common Stock. The following table sets forth for the periods indicated the high and low bid prices of the Company's Class B Common Stock each quarter during the past two years prior to the initial public announcement related to the Reverse Stock Split on September 12, 2003, and for the period between the date of the that announcement and prior to the mailing of this proxy statement to the Company stockholders.

Fiscal Quarter Ended	High	Low
Fiscal Year 2004
September 30, 2003	$3.10	$1.87
Fiscal Year 2003
June 30, 2003	2.63	1.95
March 31, 2003	2.14	1.04
December 31, 2002	1.90	1.00
September 30, 2002	2.65	1.49
Fiscal Year 2002
June 30, 2002	4.09	2.73
March 31, 2002	5.69	3.20
December 31, 2001	5.75	4.50
September 30, 2001	8.30	4.03

        For the second quarter of fiscal year 2004 through December 19, 2003, the high and low trading prices for our Class B Common Stock has been $3.26 and $3.00, respectively.

        As of November 14, 2003, the Company had four holders of record of its Class A Common Stock and 386 holders of record of its Class B Common Stock.

        No dividends have been declared by the Company on its Common Stock to date. The Company does not intend to pay cash dividends on either the Class A or Class B Common Stock in the immediate future.

        During the past two years, the Company has not repurchased any shares of its Class A or Class B Common Stock.

        During the twelve month period prior to announcement of the proposed Reverse Stock Split from September 13, 2002 to September 12, 2003, the average daily trading volume on the NASDAQ National Market of the Company's Class B Common Stock was approximately 3,700 shares.

ELECTION OF DIRECTORS
(Proxy Item No. 2)

        Management is proposing and supports election of all eight of the nominees named herein.

        All of the nominees for election are currently members of the Company's Board.

        At the Meeting, directors will be elected to serve until the 2004 Annual Meeting or until their successors have been duly elected and qualified. Each nominee has consented to be named in this Proxy Statement and has consented to serve as a director if so elected and qualified. The Company has no reason to believe that any of the nominees will not be available to serve; if, however, any nominee should for any reason become unable or unwilling to serve, the Company's Bylaws permit the Board to vote to fix the number of directors at a lesser number, but not less than six (6), or direct that the shares represented by proxies received by the Company be voted for the election of such person as the Board may recommend, in place of the unavailable nominee.

        None of the director-nominees was convicted in a criminal proceeding in the past five years (excluding traffic violations or similar misdemeanors) nor was a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a fining of any violation of federal or state securities laws. Each director-nominee is a United States citizen.

DIRECTOR-NOMINEES

Name	Age	Position
Jeffrey J. Brown(1)	42	Chairman of the Board of Directors, Assistant Secretary and Director
Jeffrey B. O'Neill	46	Chief Executive Officer and Director
Nicholas B. Binkley	57	Director
Lawrence R. Buchalter(2)	44	Director
David Gale	54	Director
Paul M. Ginsburg(2)	59	Director
W. Scott Hedrick(1)	58	Director
Jean-Michel Valette(2)	43	Director

(1)
Member of the Compensation Committee

(2)
Member of the Audit Committee

        Jeffrey J. Brown has been a director of the Company since April 1995 and has served as Chairman of the Board and Assistant Secretary since October 1996. Since June 1993, Mr. Brown has been an executive officer and director of Forrest Binkley & Brown Venture Co. ("Venture Co."), the general partner of Forrest Binkley & Brown L.P. ("FBB") and the managing partner of SBIC Partners. Prior to the formation of FBB in June 1993, Mr. Brown was a Senior Vice President of BankAmerica Venture Capital Corporation, a position he held from April 1992 to May 1993. He currently serves on the boards of directors of a number of private companies.

        Jeffrey B. O'Neill has been a director of the Company since April 1995 and has served as the Company's Chief Executive Officer since January 2000. From October 1996 to January 2000 and from May 2002 to present, Mr. O'Neill has served as President and Chief Executive Officer. From July to October of 1996, Mr. O'Neill served as Executive Vice President of the Company. Mr. O'Neill joined the predecessor to the Company in 1981 as a grape buyer and has held a number of executive positions with the Company's predecessor entities, including as the President and Chief Executive Officer of the Company since 1996. He currently serves on the boards of directors of a number of private companies.

        Nicholas B. Binkley has been a director of the Company since October 1996. Since June 1993, Mr. Binkley has been an executive officer and director of Venture Co. Prior to the formation of FBB, Mr. Binkley was Vice Chairman of the board of directors of BankAmerica Corporation, a position he held from April 1992 through May 1993. He currently serves on the boards of directors of a number of private companies.

        Lawrence R. Buchalter has been a director of the Company since February 2001. Mr. Buchalter recently retired as a partner and managing director of Goldman Sachs, where his most recent roles included managing the firms high-yield debt new issue business, managing all e-Commerce initiatives for the Fixed Income, Currency and Commodities Division, and starting and serving as CEO for BondBook, LLC, an industry initiative to create an anonymous exchange for the bond market. Prior to Goldman Sachs, Buchalter served in various engineering roles at DuPont and ITT Corporation. Mr. Buchalter serves on the boards of directors of a number of private companies.

        David Gale has been a director of the Company since September 2002. Mr. Gale has served as President of Delta Dividend Group, Inc., a firm that invests primarily for its own account in preferred stocks and corporate bonds, since 1992. In addition, Mr. Gale serves on the boards of directors of Preferred Income Fund, Preferred Income Opportunity Fund and F&C/Claymere Preferred Securities Income Fund.

        Paul M. Ginsburg has been a director of the Company since May 2002. Mr. Ginsburg most recently served as Executive VP, Strategic Planning and Business Development of Kendall-Jackson Wine Estates, where he was responsible for all of the company's merger, acquisition, investment and commercial banking activities. Prior to that, he served as Senior VP, International of Kendall Jackson, where he oversaw sales and operations outside of the US including distributor relations and winery and vineyard development. Mr. Ginsburg was also a partner at the law firm of Shartsis, Friese, and Ginsburg, where he focused on federal, state and international taxation. Mr. Ginsburg currently serves on the boards of numerous organizations including The National Public Radio Foundation, Stanford Law School Board of Visitors and the Dean's Strategic Council, Henry's Fork Foundation, and KRCB Public Television and Radio and the boards of directors of a number of private companies.

        W. Scott Hedrick has been a director of the Company since April 1998. Since 1979, Mr. Hedrick has served as a general partner of InterWest Partners, a venture capital firm that he co-founded. Mr. Hedrick also serves on the boards of directors of Office Depot, Inc., as well as a number of private companies.

        Jean-Michel Valette has been a director of the Company since April 2001. Mr. Valette is currently an independent advisor to branded consumer companies and most recently served as President and Chief Executive Officer of Franciscan Estates, Inc., the Fine Wine Division of Constellation Brands, Inc. Previously, he was a managing director of Hambrecht & Quist LLC, where he founded and led Hambrecht & Quist's Branded Consumer practice. Before joining H&Q, Valette co-founded a London-based investment and consulting firm, and also was a consultant with The Boston Consulting Group in Munich. Mr. Valette currently serves on the boards of directors of Boston Beer Co. Inc., Select Comfort, Inc. and Peet's Coffee & Tea, Inc. as well as a number of private companies.

Recommendation

        The Board of Directors recommend a vote "For" Management's nominees.

Vote Required

        The nominees receiving a plurality of the affirmative votes of the shares entitled to be voted shall be elected as directors.

OTHER EXECUTIVE OFFICERS

        The executive officers and key employees of the Company are as follows:

Name	Age	Position
Jeffrey B. O'Neill	46	Chief Executive Officer, President and Director
John G. Kelleher	45	Chief Financial Officer and Secretary
Jon M. Powell	47	Vice President, Operations
Michael B. Drobnick	47	Vice President, Bulk Sales
Jay L. Essa	60	Sales and Marketing Manager, National Brands

        John G. Kelleher joined the Company in January 2001 as Chief Financial Officer and Secretary. He was most recently Chief Financial Officer of Cucina Holdings, a privately held manufacturer and retailer of specialty coffee and related food products.

        Michael B. Drobnick joined the Company in 1985 and has served as Vice President, Bulk Sales since January 1996. Prior to joining the Company, Mr. Drobnick held various sales management positions with different wine distributors.

        Jon M. Powell joined the Company in July 2000 as Vice President, Operations. Mr. Powell has general management responsibility for the Company's six California production facilities. Mr. Powell's prior experience includes seven years as Production Manager at Sutter Home Winery and twelve years in various production management roles at E&J Gallo Winery, the Seagram Company and the bottling operations at Anheuser-Busch.

        Jay Essa joined the Company in August 2001 as Vice President, Sales and Marketing and in 2003 was appointed Sales and Marketing Manager, National Brands. Mr. Essa served as Vice President International Marketing and Western Division Manager for Palm Bay Imports. Prior experience also includes executive positions at Geerling & Wade, Inc. and E & J Gallo Winery.

        Officers serve at the discretion of the Board. Mr. O'Neill is married to the sister of Mr. Drobnick. There are no other family relationships among any of the directors or executive officers of the Company.

COMMITTEES

        The Board has established an Audit Committee and a Compensation Committee.

Compensation Committee

        The Compensation Committee makes recommendations to the Board with respect to the Company's general and specific compensation policies and administers the Company's 1996 Stock Option Plan and the 1998 Director Stock Option Plan.

        For the 2003 fiscal year, the Compensation Committee consisted of Messrs. Brown, Hedrick and Peter W. Mullin and met one time. Mr. Mullin resigned from the Board in September 2002.

Audit Committee

        The Audit Committee reviews the results and scope of the annual audit and the services provided by the Company's independent auditors.

        The Audit Committee currently consists of Messrs. Buchalter, Ginsburg and Valette. Each of the Audit Committee members are "independent" as defined in Rule 4200(a)(14) of the National Association of Securities Dealers listing standards. During the Company's 2003 fiscal year, the Audit Committee met five times.

        In accordance with the rules of the National Association of Securities Dealers, Inc., in February 2000, the Board adopted a written audit committee charter and in November 2002 adopted a revised charter which, among other things, specifies:

          (1) the scope and objectives of the Audit Committee's responsibilities and the processes by which they will be fulfilled; and

          (2) the Audit Committee's responsibility to oversee the Company's financial reporting, to review the effectiveness and scope of the Company's audits, to review the objectivity and independence of the Company's auditors and to review annually any related party transactions between members of the Board, officers and the Company.

        The foregoing summary is qualified in its entirety by reference to the complete text of the revised Audit Committee Charter adopted by the Board and which is included as Annex A to this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

        During the Company's fiscal 2003, Mr. Brown served on the Company's Compensation Committee. Mr. Brown is an executive officer and director of Venture Co., the general partner of FBB.

        No executive officer of the Company serves as a member of the board of directors or compensation committee of any other entity which has one or more executive officers serving as a member of the Company's Board or Compensation Committee.

BOARD MEETINGS AND COMPENSATION

        The Board met four times during the Company's 2003 fiscal year. During fiscal 2003, each director attended at least 75 percent of the aggregate of (1) the total number of Board meetings, and (2) the total number of meetings of any Board committee on which each director served.

        For the Company's 2000 fiscal year and thereafter, each of the Company's outside directors received a director's fee of $12,500, plus reimbursement for certain out-of-pocket expenses. Beginning in the second quarter of fiscal 2003, audit committee members receive an additional fee of $12,500 per year.

        In April 1998, options were granted to all of the then-current outside directors to purchase 74,975 shares of Class B Common Stock at an exercise price of $12.08 under the 1998 Director Stock Option Plan.

        Under the 1998 Director Stock Option Plan, each of the Company's non-employee directors receives annual options to purchase 10,005 shares of the Company's Class B Common Stock at an exercise price up and to the closing NASDAQ sale price on the date of the grant. The annual options are typically made on May 1 of each year, beginning in 1999. Each non-employee director has received options for 1999 through 2003 if they served as directors during the relevant fiscal year.

        In October 1996, and as amended in May 1997, an affiliate of Messrs. Brown and Binkley entered into a management agreement with the Company, which called for the annual payment of $125,000 to such affiliate for management services rendered to the Company. The management agreement terminated effective June 30, 2002. See "Certain Relationships and Related Transactions."

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information as of September 25, 2003 respecting the beneficial ownership of the Class A Common Stock and the Class B Common Stock, the Company's only classes of voting securities, by (i) all persons known by the Company to own more than five percent of either the Class A Common Stock or the Class B Common Stock, (ii) each director, director-nominee, and the "Named Executive Officers" and (iii) all directors and executive officers as a group.

        Except as may be noted in the footnotes to the table, the Company believes that the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

	Shares Beneficially Owned
Name and Address of Beneficial Owners	Number of Class A Shares	Percentage of Class A Shares	Number of Class B Shares	Percentage of Class B Shares	Percentage of Shares Beneficially Owned(1)
SBIC Partners, L.P 201 Main Street, Suite 2302 Fort Worth, TX 76102	3,000,000	63.8%	—	—	27.6%
Jeffrey B. O'Neill 607 Airpark Road Napa, CA 94558	1,269,603(2)	27.0%	746,039(3)	12.1%	18.6%
Scott J. Seligman Revocable Living Trust One Towne Square, Suite 1913 Southfield, MI 48076	—	—	1,229,600	20.0%	11.3%
John Hancock Financial Services, Inc. P.O. Box 111 Boston, MA 02117	—	—	658,595	10.7%	6.1%
Exeter 10 East 53rd Street New York, NY 10022	435,757	9.3%	—	—	4.0%
David Solomon, Trustee 109 North Post Oak Lane, Suite 2000 Houston, TX 77024	—	—	417,500	6.8%	3.8%
FMR Corp 82 Devonshire Street Boston, MA 02109	—	—	379,000	6.2%	3.5%
Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	—	—	294,485	4.8%	2.7%
Jeffrey J. Brown(5)(6)	—	—	47,519	*	*
Nicholas B. Binkley(5)(6)	—	—	47,519	*	*
W. Scott Hedrick(7)	—	—	70,013	1.1%	*
Jean-Michel Valette(8)	—	—	20,060	*	*
Lawrence R. Buchalter(9)	—	—	20,010	*	*
David Gale(10)	—	—	118,805	1.9%	1.1%
John G. Kelleher(11)	—	—	20,000	*	*
Jon M. Powell(12)	—	—	26,250	*	*
Michael B. Drobnick(13)	—	—	22,960	*	*
Jay L. Essa(14)	—	—	10,000	*	*
All Directors and Named Executive Officers as a group (11 persons) (15)	4,269,603	90.7%	1,149,175	18.7%	49.9%

*
Represents beneficial ownership of less than 1% of the outstanding voting power of all shares of Common Stock.

(1)
Percent ownership is based on 9,512,987 shares of Common Stock outstanding, 1,346,446 shares of Common Stock issuable upon exercise of stock options exercisable within sixty days of September 25, 2003, and does not take into account the relative voting power of shares of Class A Common Stock (ten votes per share) and Class B Common Stock (one vote per share).

(2)
Includes 906,771 shares of Class A Common Stock owned by Mr. O'Neill and 362,832 shares of Class A Common Stock issuable upon exercise of stock options exercisable within sixty days of September 25, 2003.

(3)
Includes 21,691 shares of Class B Common Stock owned by Mr. O'Neill and 724,348 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within sixty days of September 25, 2003.

(5)
Jeffrey J. Brown and Nicholas B. Binkley, directors of the Company, are each an executive officer, director and stockholder of Venture Co. Messrs. Binkley and Brown, with Greg J. Forrest, collectively hold all of the outstanding limited partnership interests in FBB. Each of Messrs. Binkley and Brown may be deemed to be beneficial owners of 3,000,000 shares held by SBIC Partners to the extent of their ratable economic interests in SBIC Partners.

(6)
Includes 47,519 shares of Class B Common Stock issuable upon exercise of stock options exercisable within sixty days of September 25, 2003.

(7)
Includes 15,000 shares of Class B Common Stock held by Mr. Hedrick and 55,013 shares of Class B Common Stock, issuable upon exercise of stock options exercisable within sixty days of September 25, 2003.

(8)
Includes 50 shares of Class B Common Stock held by Mr. Valette and 20,010 shares of Class B Common Stock exercisable within sixty days of September 25, 2003.

(9)
Includes 20,010 shares of Class B Common Stock issuable upon exercise of stock options exercisable within sixty days of September 25, 2003.

(10)
David Gale serves as the Chief Executive Officer of Delta Dividend Group, Inc., a corporation that holds direct ownership of 88,800 shares of Class B Common Stock. In addition, Mr. Gale holds 20,000 shares of Class B Common Stock under direct ownership and 10,005 shares of Class B Common Stock issuable upon exercise of stock options exercisable within sixty days of September 25, 2003.

(11)
Includes 20,000 shares of Class B Common Stock issuable upon exercise of stock options exercisable within sixty days of September 25, 2003.

(12)
Includes 26,250 shares of Class B Common Stock issuable upon exercise of stock options exercisable within sixty days of September 25, 2003.

(13)
Includes 22,950 shares of Class B Common Stock issuable upon exercise of stock options exercisable within sixty days of September 25, 2003.

(14)
Includes 10,000 shares of Class B Common Stock issuable upon exercise of stock options exercisable within sixty days of September 25, 2003.

(15)
Includes shares held by SBIC Partners, and 1,346,446 shares of Common Stock issuable upon exercise of stock options exercisable within sixty days of September 25, 2003.

VOTING AGREEMENT

        In April 1998, Mr. O'Neill, SBIC Partners (a 5% stockholder and affiliate of FBB and Messrs. Binkley and Brown) and Exeter Equity Partners L.P. and Exeter Venture Lenders L.P. (collectively, "Exeter") agreed to certain co-sale rights and rights of first refusal and Mr. O'Neill agreed not to seek to participate in the next registered sale of the Company's Common Stock by SBIC Partners or Exeter. See "Certain Relationships and Related Transactions."

EXECUTIVE COMPENSATION

        The following table sets forth for the Company's 2001, 2002 and 2003 fiscal years, a summary of compensation awarded to, earned by, or paid to, the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers who were serving as of June 30, 2003 (the "Named Executive Officers").

Summary Compensation Table

	Compensation				Long Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary	Bonus		Securities Underlying Options/SARs	All Other Compensation(1)	Total Compensation
Jeffrey B. O'Neill Chief Executive Officer and President	2003 2002 2001	$350,012 350,012 350,012		$99,125 16,667 147,000	— 150,000 —	$41,361 41,533 443,583(2)	$490,498 408,212 940,595
John G. Kelleher Chief Financial Officer	2003 2002 2001	$175,000 175,000 77,404		$60,000 — 35,000	— 30,000 25,000	$9,540 9,450 4,154	$244,540 184,450 116,558
Jon M. Powell Vice President Operations	2003 2002 2001	$190,084 188,769 168,231	$	— — 75,000	— 30,000 25,000	$9,594 9,576 8,654	$199,678 198,345 251,885
Michael B. Drobnick Vice President Bulk Sales	2003 2002 2001	$140,000 140,000 140,000		$50,000 — 50,000	— 25,000 —	$1,793 3,762 3,783	$191,793 143,762 193,783
Jay L. Essa Sales and Marketing Manager, National Brands	2003 2002	$150,000 129,808	$	— —	— 40,000	$13,635 11,244	$163,635 141,052

(1)
Consists of interest payment on promissory note, disability insurance premiums, moving expenses, and/or car expenses paid by the Company and the proportionate value of Mr. O'Neill's life insurance policy the Company has agreed to assign to Mr. O'Neill's family trust.

(2)
Includes interest payment on promissory note paid to Mr. O'Neill of $382,704 in fiscal 2001.

Option/SAR Grants in Last Fiscal Year

        The following table sets forth certain information regarding stock options granted during the Company's 2003 fiscal year to the Named Executive Officers. No stock appreciation rights were granted to such persons during the Company's 2003 fiscal year.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
	Number of Securities Underlying Options Granted(#)	% of Total Options Granted to Employees in Fiscal Year	Exercise of Base Price ($/Sh)(1)	Expiration Date	5%	10%
Jeffrey B. O'Neill	—	—	—	—	—	—
John G. Kelleher	—	—	—	—	—	—
Jon M. Powell	—	—	—	—	—	—
Michael B. Drobnick	—	—	—	—	—	—
Jay L. Essa	—	—	—	—	—	—

(1)
The exercise price per share of these options was equal to or greater than the fair market value of the Common Stock on the date of grant.

(2)
The potential realizable value is calculated based on the term of the option at its time of grant. It is calculated assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

        The following table sets forth information regarding each exercise of stock options during the Company's 2003 fiscal year, and the number and value of unexercised stock options held by each Named Executive Officer as of the same date. The closing price of the Common Stock on June 30, 2003, the last trading day of the Company's 2003 fiscal year, was $2.10 per share based on the NASDAQ closing price.

			Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End(#)	Value of Unexercised In-The-Money Options/SARs at Fiscal Year-End ($)
Name	Shares Acquired on Exercise(#)	Value Realized ($)	Exercisable/ Unexercisable	Exercisable/ Unexercisable
Jeffrey B. O'Neill	—	—	1,049,680 / 112,500	— / —
John G. Kelleher	—	—	20,000 / 35,000	— / —
Jon M. Powell	—	—	20,000 / 35,000	— / —
Michael B. Drobnick	—	—	22,950 / 18,750	— / —
Jay L. Essa	—	—	10,000 / 40,000	— / —

Key Man Life Insurance

        The Company, through Golden State Vintners, currently maintains a life insurance policy in the amount of $10 million on the life of Mr. O'Neill. The Company has agreed to assign a $2 million portion of this policy to Mr. O'Neill's family trust.

Employment Agreements with Executive Officers

        From April 27, 1995 until December 31, 1997, Mr. O'Neill served as President and Chief Executive Officer of the Company pursuant to an employment agreement dated as of April 27, 1995 (the "Old Agreement"), which provided him with an annual salary of not less than $300,000, subject to annual increases, and an annual bonus based on a sliding scale of EBITDA (as defined in the Old Agreement). Effective as of January 1, 1998, the Company and Mr. O'Neill entered into a new employment agreement (the "New Employment Agreement"), which provides for Mr. O'Neill to serve as President and Chief Executive Officer of the Company on the terms and subject to the conditions set forth therein. Under the New Employment Agreement, Mr. O'Neill receives annual compensation of $350,000, a bonus to be paid in the discretion of the Board and the reimbursement of certain expenses. The New Employment Agreement also provides for the payment of severance to Mr. O'Neill equal to two years of his base compensation and for the acceleration of any options then held by Mr. O'Neill if his employment is terminated for certain reasons, including any termination of his employment within six months of a "Change in Control." The New Employment Agreement defines a Change in Control to include the sale by the Company of all or substantially all of its capital stock or assets or the consummation of any transaction or series of related transactions, including any merger, reorganization or recapitalization, in which any person or group acquires beneficial ownership of more than 50% of the outstanding capital stock of the Company. The term of the New Employment Agreement expired June 30, 2001 and is currently in the process of renewal.

        On June 23, 2000, the Company entered into an employment agreement with Jon M. Powell to serve as Vice President, Operations. The initial term of this agreement was from July 17, 2000 to July 16, 2001 and is automatically extended for additional one-year terms unless earlier terminated or suspended. Under this agreement, Mr. Powell receives an annual base salary of $180,000, a one-time stock option grant to purchase 25,000 shares of the Company's Class B Common Stock based on certain vesting criteria and a monthly car allowance. In addition, Mr. Powell will be eligible to receive an annual incentive bonus targeted at 35% of his base annual salary.

        On November 14, 2000, the Company entered into an employment agreement with John G. Kelleher to serve as Chief Financial Officer. Under this agreement, Mr. Kelleher receives an annual base salary of $175,000 annually, a one-time stock option grant to purchase 25,000 shares of the Company's Class B Common Stock based on certain vesting criteria and a monthly car allowance. In addition, Mr. Kelleher will be eligible to receive an annual incentive bonus targeted at 35% of his base salary.

        On July 18, 2001, the Company entered into an employment agreement with Jay Essa to serve as Vice President, Sales and Marketing. Under this agreement, Mr. Essa receives an annual base salary of $150,000 annually, a one-time stock option grant to purchase 25,000 shares of the Company's Class B Common Stock based on certain vesting criteria and a monthly car allowance. In addition, Mr. Essa will be eligible to receive an annual incentive bonus at targeted at 35% of his base salary.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Under Section 145 of the Delaware General Corporation Law ("Delaware Law"), the Company can indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company's Certificate of Incorporation provides that the Company will indemnify its directors, officers, employees and other agents to the fullest extent permitted by law.

        In addition, the Company's Certificate of Incorporation provides that the Company's directors shall not be liable for monetary damages for breach of such directors' fiduciary duty of care to the Company and its stockholders except for liability for breach of the director's duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware Law. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. The provision also does not affect a director's responsibilities under any other law, such as the federal or state securities or environmental laws.

        At the 1999 Annual Meeting of Stockholders, the Company's stockholders approved a form of indemnification agreement to be entered into between the Company, its directors and, certain of its officers and other agents. The indemnification agreement attempts to provide the Company's directors and certain officers and agents the maximum indemnification allowed under applicable law and under the Company's Certificate of Incorporation. The indemnification agreement expands the scope of indemnification provided by Section 145 of the Delaware Law.

        There is no pending litigation or proceeding involving a director, officer, employee or other agent of the Company as to which indemnification is being sought, nor is the Company aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

STOCK OPTION PLANS

        1996 Stock Option Plan.    The Company's 1996 Stock Option Plan became effective in December 1996 upon adoption by the Board and approval of the stockholders. The 1996 Stock Option Plan provides for the grant of options in the form of incentive stock options and nonstatutory stock options to officers, key employees and consultants of the Company or its subsidiaries and members of the Board. A total of 1,531,093 shares of Class B Common Stock and 362,832 shares of Class A Common Stock have been reserved for issuance under the 1996 Stock Option Plan.

        The 1996 Stock Option Plan is administered by a committee appointed by the Board (the "Committee"). The Board may amend the 1996 Stock Option Plan and, with the consent of each participant adversely affected, the Committee may make such changes in the terms and conditions of granted options as it shall deem advisable.

        The purchase price per share of the shares of Common Stock underlying each option granted under the 1996 Stock Option Plan is established by the Committee but shall not be less than 100% of the fair market value of the Common Stock on the date of grant, provided that if the optionee is a 10% stockholder of the Company (as defined in Section 422(b)(6) of the Internal Revenue Code of 1986, as amended) at the time such optionee is granted an incentive stock option, the purchase price per share of the shares of Common Stock shall be not less than 110% of said fair market value.

        The 1996 Stock Option Plan provides that, in the event of the dissolution, liquidation or sale of the Company, any merger or reorganization of the Company, or acquisition by any person or group of beneficial ownership of more than 50% of the Company's then outstanding shares of capital stock, the 1996 Stock Option Plan and each outstanding option granted thereunder shall terminate. Upon the happening of such event, each participant under the 1996 Stock Option Plan who is not tendered a substitute option by the entity surviving such event or who does not accept any such substituted option, shall have the right to exercise, in whole or in part, any vested and exercisable options which have not then expired.

        As of June 30, 2003, options to purchase a total of 362,832 shares of Class A Common Stock and 503,300 shares of Class B Common Stock were outstanding under the 1996 Stock Option Plan. Such options have per share exercise prices ranging from $3.62 to $12.07, or a weighted average per share exercise price of $5.17. Expiration dates range from August 2006 to March 2012.

        1998 Director Stock Option Plan.    The Company's 1998 Director Stock Option Plan (the "Director Plan") became effective in April 1998 upon adoption by the Board and approval by the stockholders. The Director Plan provides for the grant of nonstatutory stock options to the non-employee members of the Board. A total of 448,000 shares of Class B Common Stock have been reserved for issuance under the Director Plan.

        The purchase price per share of the shares of Common Stock underlying each option granted under the Director Plan shall be the closing sale price of such shares on the date of grant if the Common Stock is listed on any established stock exchange or national market system or the price established by the committee administering the Director Plan, which shall not be less than 100% of the fair market value of the Common Stock on the date of grant.

        The Director Plan provides that, in the event of the dissolution or liquidation of the Company, the merger or sale of all or substantially all assets of the Company requiring stockholder approval, or acquisition by any person or group of beneficial ownership of the securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding shares, any options outstanding under the Director Plan that are not yet exercisable and vested shall become fully exercisable and vested.

        As of June 30, 2003, options to purchase a total of 270,111 shares of Class B Common Stock were outstanding under the Director Plan. Such options have per share exercise prices ranging from $1.50 to $12.08, or a weighted average per share exercise price of $4.78. None of such options have been exercised. Expiration dates for these options range from April 2008 to May 2013.

COMPENSATION COMMITTEE REPORT ON COMPENSATION OF EXECUTIVE OFFICERS

        The Compensation Committee met once during the Company's 2003 fiscal year. Executive compensation for the Company's 2003 fiscal year was paid pursuant to employment agreements previously approved by the Board and pursuant to the Company's existing policies. The general policies of the Compensation Committee are set forth below.

        General.    The Compensation Committee of the Board (the "Committee") administers the Company's executive compensation program. The Committee is composed entirely of directors who are not employees of the Company or a parent or subsidiary of the Company.

        The objective of the Company's executive compensation program is to develop and maintain executive reward programs which (i) contribute to the enhancement of stockholder value, (ii) are competitive with the pay practices of other industry-leading companies and (iii) attract, motivate and retain key executives who are critical to the long-term success of the Company. As discussed below, the Company's executive compensation program consists of both fixed (base salary) and variable (incentive) compensation elements. Variable compensation consists of annual cash incentives and stock option grants under the Company's 1996 Stock Option Plan. These elements are designed to operate on an integrated basis and together comprise total compensation value.

        Base Salary.    Base salary levels for the Company's executives are established to compensate executives for their level of responsibility and management skills.

        Annual Cash Incentives.    The annual cash incentive, typically paid as a bonus, is designed to provide a short-term (one-year) incentive. The Company does not adhere to any firmly established formulas for the award of annual cash incentives. Rather, incentive awards are based on the achievement of corporate and individual performance for the year, including subjective factors. The Summary Compensation Table shows annual cash incentives paid to the Named Executive Officers, including the Chief Executive Officer during the Company's 2001, 2002 and 2003 fiscal years.

        Stock Options.    Stock options are designed to provide long-term incentives and rewards tied to the price of the Common Stock. Given the fluctuations of the stock market, stock price performance and financial performance are not always consistent. The Committee believes that stock options, which provide value to participants only when the Company's stockholders benefit from stock price appreciation, are an important component of the Company's executive compensation program. The number of options or shares of stock currently held by an executive is not a factor in determining individual grants, and the Committee has not established any target level of ownership of the Common Stock by its executives. However, retention of shares by executives is encouraged.

        The Company does not adhere to any firmly established formulas for the issuance of options. The Summary Compensation Table shows the options granted to the Named Executive Officers during the Company's 2001, 2002 and 2003 fiscal years.

        In accordance with the provisions of the Plans, the exercise price of all options granted was equal to the market value of the underlying Common Stock on the date of grant. Accordingly, the value of these grants to the officers is dependent solely upon the future growth and share value of the Common Stock.

AUDIT COMMITTEE REPORT

        The Audit Committee monitors the Company's internal accounting controls and confers with the Company's independent auditors and reviews the results of their auditing engagement. The Company's Board of Directors adopted a written charter for the Audit Committee on February 29, 2000 and a revised charter on November 15, 2002. A copy of the revised charter is included as Annex A to this Proxy Statement.

        The Audit Committee has reviewed the Company's audited consolidated financial statements and discussed such statements with the Company's management. The Audit Committee has discussed with Deloitte & Touche LLP, the Company's independent accountants during the 2003 fiscal year, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit and Finance Committees, as amended).

        The Audit Committee received from Deloitte & Touche LLP the written disclosures required by Independence Standards Board Standard No. 1 and discussed with them their independence. Based on the review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2003, and be filed with the Commission.

        This report of the Audit Committee shall not be deemed incorporated by reference by any general statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

        The foregoing report is given by the members of the Audit Committee, namely:

Lawrence R. Buchalter
Paul M. Ginsburg
Jean-Michel Valette

PERFORMANCE GRAPH

        The line graph below compares the cumulative total return to holders of the Class B Common Stock in the period from July 22, 1998 (the date on which trading in the Company's Class B Common Stock commenced on The NASDAQ National Market) to June 30, 2003, with the cumulative total return in the same period on (i) The NASDAQ Stock Market Index (U.S.) and (ii) a peer group index comprised of nine companies whose returns have been weighted based on market capitalization as of the beginning of each period for which a return is indicated: Brown-Forman Corporation, The Robert Mondavi Corp., Constellation Brands, Inc., The Chalone Wine Group, Ltd., Scheid Vineyards, Inc., and Willamette Valley Vineyards, Inc. The graph assumes an investment of $100.00 on July 22, 1998 in the Company and in two comparison indices. "Total return," for purposes of the graph, assumes reinvestment of all dividends.

        The information contained in the performance graph shall not be deemed to be "soliciting materials" or to be "filed" with the Commission, nor shall such information be incorporated by reference into any of the Company's existing shelf registrations or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
AMONG GOLDEN STATE VINTNERS, INC.,
THE NASDAQ STOCK MARKET (U.S.) INDEX
AND A PEER GROUP

GOLDEN ST VINTNERS INC

	Cumulative Total Return
	7/98	6/99	6/00	6/01	6/02	6/03
GOLDEN STATE VINTNERS, INC.	100.00	36.03	24.26	47.65	16.06	12.35
NASDAQ STOCK MARKET (U.S.)	100.00	138.12	204.22	111.00	75.61	83.95
PEER GROUP	100.00	106.99	92.75	123.11	150.17	158.06

*
100 invested on 7/22/98 in stock or index—including reinvestment of dividends. Fiscal year ending June 30.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In April 1998, SBIC Partners (a 5% Stockholder and affiliate of Forrest Binkley & Brown Partners L.P. and of Messrs. Binkley and Brown) and Exeter Equity Partners L.P. and Exeter Venture Lenders, L.P. (collectively, "Exeter") agreed to certain co-sale rights and rights of first refusal and Mr. O'Neill agreed not to seek to participate in the next registered sale of Class B Common Stock by SBIC Partners and Exeter, if any.

        In April 1998, in connection with its participation in the Company's initial public offering, John Hancock agreed to waive all prepayment penalties due with respect to the Company's repurchase of the shares of Senior Preferred Stock held by John Hancock.

        The Company's directors, other than Mr. O'Neill, have been granted nonqualified stock options under the Director Plan. See "Board Meetings and Compensation" and "Stock Option Plans."

        The Company has entered into indemnification agreements with its directors. See "Indemnification of Directors and Officers." The agreements require the Company to indemnify such individuals for certain liabilities to which they may be subject as a result of their affiliation with the Company, to the fullest extent permitted by Delaware law.

        The Company believes that the foregoing transactions were in its best interests and on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act ("Section 16") requires the Company's executive officers, directors and beneficial owners of more than 10% of the Company's common stock (collectively, "Insiders") to file reports of ownership and changes in ownership of Common Stock of the Company with the Commission and to furnish the Company with copies of all Section 16(a) forms they file. The Company became subject to Section 16 in conjunction with the registration of its common stock under the Exchange Act effective July 21, 1998.

        A Form 5 disclosing the sale of 500 shares of the Company's Class B Common Stock by Mr. O'Neill pursuant to his Rule 10b5-1 Sales Plan was filed in February 2003, after the required filing dates for such form. Based solely on its review of the copies of such forms received by it, the Company believes that its insiders have otherwise complied with all applicable filing requirements during fiscal 2003.

RATIFICATION OF APPOINTMENT OF THE
COMPANY'S INDEPENDENT AUDITORS
(Proxy Item No. 3)

        The Board has reappointed Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending June 30, 2004, subject to ratification by the stockholders at the Meeting. Deloitte & Touche LLP has been the Company's independent auditor since 1994. Representatives of Deloitte & Touche LLP are expected to be in attendance at the 2003 Annual Meeting.

Audit Fees

        The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended 2003, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the fiscal year ended June 30, 2003, were $349,350, all of which were attributable to Deloitte & Touche.

Financial Information Systems Design and Implementation Fees

        Deloitte & Touche did not render professional services related to financial information systems design and implementation for the fiscal year ended June 30, 2003.

All Other Fees

        The aggregate fees billed by Deloitte & Touche for services rendered to the Company, other than the services described above under "Audit Fees" for the fiscal year ended June 30, 2003, were $34,439. These fees relate to establishment of European office, property tax consulting and tax activities. The Audit Committee believes that these fees are compatible with maintaining Deloitte & Touche's independence.

Recommendation

        The Board recommends a vote "For" ratification and appointment of Deloitte & Touche LLP as the Company's independent auditors.

Vote Required

        A majority of affirmative votes of the shares entitled to be voted, in person or by proxy, and voting on this matter is required for approval.

OTHER MATTERS

        The Company does not know of any matter other than those discussed in the foregoing materials contemplated for action at the Meeting. Should any other matter be properly brought before the Meeting, it is the intention of the persons named in the proxies to vote in accordance with the recommendation of the Board to the extent permitted by applicable law. Discretionary authority for them to do so is contained in the proxy.

FINANCIAL STATEMENTS

        Stockholders should refer to the Consolidated Financial Statements and Supplemental Data, Management's Discussion and Analysis, and Selected Financial Data set forth in the Company's Annual Report on Form 10-K, as amended, which was filed with the Commission on October 29, 2003.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed with the Commission by the Company, File No. 1-14305, are incorporated by reference in this proxy statement, except for any discussion therein of the "safe harbor" protections for forward-looking statements provided under The Private Securities Litigation Reform Act of 1995: the Annual Report on Form 10-K, as amended, for the fiscal year ended June 30, 2003 and the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003.

        The Company's Annual Report on Form 10-K, as amended, for the fiscal year ended June 30, 2003 filed with the Commission on October 29, 2003 is being delivered with this proxy statement to all stockholders entitled to vote.

        All documents and reports filed by the Company with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this proxy statement and prior to the date of the annual meeting shall be deemed to be incorporated by reference in this proxy statement and be a part hereof from the respective dates of the filing of those documents or reports.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein (or in any other subsequently filed documents which also is deemed to be incorporated by reference herein) modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the 1934 Act and in accordance with the 1934 Act files reports, proxy statements and other information with the Commission. These reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, these reports, proxy statements and other information are available from the Edgar filings obtained through the Commission Internet Website (http://www.sec.gov).

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

        Any proposal which a stockholder wishes to have presented at the 2004 Annual Meeting and included in the Company's proxy statement for that meeting must be received by the Company, at its principal executive office, 607 Airpark Road, Napa, California 94558, no later than August 31, 2004. Proposals should be addressed to the attention of the Chief Financial Officer of the Company. In order to avoid controversy as to the date on which a proposal was received by the Company, it is suggested that any stockholder who wishes to submit a proposal submit such proposal by certified mail, return receipt requested.

        The Bylaws of the Company provide that in order for a stockholder to bring business before or propose director nominations at an annual meeting of stockholders, the stockholder must provide advance notice of such proposal or nomination. Specifically, the stockholder must give written notice to the Corporate Secretary not less than sixty (60) days nor more than ninety (90) days prior to the date of the annual meeting. The notice must contain specified information about the proposed business or each nominee and abut the stockholder making the proposal or nomination. In the event that less than seventy (70) days' prior notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder in order to be timely must be received no later than the close of business on the tenth day following the date on which such notice of the annual meeting date was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first.

By Order of the Board of Directors,

Jeffrey J. Brown Chairman of the Board

Napa, California

ANNEX A

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
OF GOLDEN STATE VINTNERS, INC.

I. PURPOSE

        The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight corporate responsibilities. Consistent with this function, the Audit Committee will encourage continuous improvement of, and will foster adherence to, the Company's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are:

  •
  To serve as an independent party to monitor the Company's accounting and financial reporting processes and audits of the Company's financial statements.

  •
  To approve the engagement of and to review the audit efforts of the Company's independent auditor.

  •
  To provide an open avenue of communication among the independent auditor, financial and senior management, and the Board of Directors.

  •
  To review the Company's legal compliance systems.

        In discharging its duties and responsibilities, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts, for this purpose.

        The Audit Committee does not plan or conduct audits or determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor.

        The Audit Committee shall review and update this charter periodically, at least annually, as conditions dictate.

II. COMPOSITION

        The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors. The members of the Audit Committee shall meet the independence and qualification requirements of the Securities and Exchange Commission and the National Association of Securities Dealers (NASD). Each director shall be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices and at least one member of the Audit Committee shall have past employment experience in finance or accounting, professional certification in accounting or other comparable experience or background which results in such member's financial sophistication.

        The members of the Audit Committee shall be elected by the Board of Directors at the annual organizational meeting of the Board of Directors or until their successors shall be duly elected and qualified. Unless a chairman is elected by the full Board of Directors, the members of the Audit Committee may designate a chairman by majority vote of the full Audit Committee membership.

III. MEETINGS

        The Audit Committee shall meet at least four times annually in person or by phone and more frequently if circumstances dictate. As part of its job to foster open communication, the Audit

Committee will meet at least quarterly with management and the independent auditor in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately.

IV. RESPONSIBILITIES AND DUTIES

        To fulfill its responsibilities and duties the Audit Committee shall:

Internal Controls

1.
Discuss with management and the independent auditor the status of internal control recommendations made by the independent auditor.

2.
Discuss with management and the independent auditor the adequacy of the Company's internal accounting controls and the financial reporting process.

Independent Auditor

4.
Recommend to the Board of Directors the selection of the independent auditor which is ultimately accountable to the Audit Committee. Review and approve the fees to be paid to the independent auditor, including a quarterly review of non-audit fees.

5.
Evaluate the performance of the independent auditor and review any proposed replacement of the independent auditor when circumstances warrant.

6.
Actively discuss with the independent auditor any relationships or services that may impact the objectivity and independence of the independent auditor. Ensure that the independent auditor submit annually, a formal written statement including the written disclosures required by Independence Standards Board Standard No. 1 delineating all relationships between the independent auditor and the Company.

Financial Reporting

7.
In consultation with the independent auditor, review the integrity of the Company's internal and external financial reporting processes.

8.
Review the Company's annual financial statements and any reports, including Form 10-K, or other material financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent auditor. Except where otherwise legally required, such review may be conducted by the chairman of the Audit Committee.

9.
Review with financial management and the independent auditor the Company's quarterly financial statements prior to the filing of the Form 10-Q or prior to the release of earnings, including the results of the independent auditor's reviews of the quarterly financial statements as required by Statement on Auditing Standards No. 71, Interim Financial Information. The chairman of the Audit Committee may represent the entire Audit Committee for purposes of this review.

10.
Review with management and the independent auditor critical accounting and reporting principles, practices and procedures selected and applied by the Company in preparing its financial statements. Discuss with the independent auditor those matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. Consider the independent auditor' judgments about the quality and appropriateness of the Company's accounting principles.

11.
Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor and/or management.

12.
Review and discuss with management and the independent auditor: (a) any material financial or non-financial arrangements of the Company which do not appear in the financial statements; and (b) any transactions or courses of dealing with parties related to the Company where the transactions are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties, and where the arrangements or transactions are relevant to an understanding of the Company's financial statements.

13.
Discuss with management, the independent auditor and the internal auditing department any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgements.

14.
Review separately with each of management, the independent auditor and the internal auditing department any significant difficulties or disagreements encountered during the course of the annual audit, including any restrictions on the scope of work or access to required information.

Legal Compliance

15.
Review, with the Company's counsel, legal compliance matters including corporate securities trading policies.

16.
Review, with the Company's counsel, any legal matter that could have a significant impact on the Company's financial statements.

17.
Have authority to engage independent counsel and other advisers, to be compensated at the Company's expense, as it determines necessary to carry out its responsibilities and duties.

ANNEX B

CERTIFICATE OF AMENDMENT TO THE
CERTIFICATE OF INCORPORATION OF
GOLDEN STATE VINTNERS, INC.

PURSUANT TO SECTION 242 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

Golden State Vintners, Inc., a Delaware corporation (the "Corporation"), does hereby certify as follows:

FIRST: The following language is added to the end of Section A of Article IV of the Amended and Restated Certificate of Incorporation of the Corporation:

    "At the effective time of this amendment, every 5,900 shares of Class A Common Stock, par value $0.01 per share, outstanding immediately prior to the effectiveness of this amendment will be combined into one fully paid and non-assessable share of Class A Common Stock, par value $0.01 per share. At the effective time of this amendment, every 5,900 shares of Class B Common Stock, par value $0.01 per share, outstanding immediately prior to the effectiveness of this amendment will be combined into one fully paid and non-assessable share of Class B Common Stock, par value $0.01 per share. No fractional shares of Class A or Class B Common Stock will be issued by reason of this amendment. Following the effective time of this amendment, the Corporation will pay to the holders of fractional shares resulting from the effectiveness of this amendment a cash amount of $3.25 per share for the shares of Class A and Class B Common Stock not evenly divisible by 5,900 and held by such holders immediately prior to the effectiveness of this amendment."

SECOND: The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed and attested to on                        , 2004.

GOLDEN STATE VINTNERS, INC.

By:

Name:
Title:

B-1

ANNEX C
OPINION OF ADAMS, HARKNESS & HILL, INC.

[LETTERHEAD OF ADAMS, HARKNESS & HILL]

September 11, 2003

Special Committee of the Board of Directors
Golden State Vintners, Inc.
607 Airpark Road
Napa, CA 94558

Members of the Special Committee:

You have requested our opinion as to the fairness, from a financial point of view, of the per share cash consideration to be received by the holders of the Class A common stock, par value $0.01 per share (the "Class A Common Stock"), and the Class B common stock, par value $0.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), of Golden State Vintners, Inc., a Delaware corporation (the "Company"), who will hold fractional shares immediately following the proposed reverse stock split of the Common Stock (the "Reverse Stock Split"). Pursuant to the terms of the contemplated Reverse Stock Split, each share of Class A Common Stock and Class B Common Stock shall be converted into 1/5,900 of a share of new Class A Common Stock and Class B Common Stock, respectively, and each holder of fractional shares of Common Stock created thereby shall receive cash consideration in lieu thereof in an amount equal to $3.25 per share on a pre-split basis (the "Consideration").

Adams, Harkness & Hill, Inc., as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, going private transactions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

In developing our opinion, we have, among other things:

  (i)
  reviewed certain publicly available financial statements of the Company;

  (ii)
  analyzed certain internal financial statements, including projected financial and operating data concerning the Company, prepared by the Company's management and not publicly available;

  (iii)
  compared the historical financial results and current financial condition of the Company with those of certain companies we deemed to be relevant and comparable;

  (iv)
  reviewed the historical market prices and trading activity for the Common Stock and compared them with those of certain publicly traded companies we deemed to be relevant and comparable;

  (v)
  compared the financial terms of the Reverse Stock Split with the financial terms of certain other transactions we deemed to be relevant and comparable;

  (vi)
  discussed with members of senior management of the Company the strategic benefits of the Reverse Stock Split, among other things; and

  (vii)
  performed such other analyses and investigations, and took into account such other matters as we deemed necessary, including an assessment of general economic, market and monetary conditions.

In connection with our review and arriving at our opinion, we have assumed that all information provided to us by the Company is complete and accurate in all material respects, have not conducted any independent verifications thereof, and have relied on such information and assurances of management of the Company that they are not aware of any facts that would make such information misleading. With respect to any internal forecasts reviewed relating to the prospects of the Company, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company's management. We have also assumed that the Reverse Stock Split will be consummated upon the terms set forth in the "Going Private" Term Sheet provided by the Special Committee on September 9, 2003, without material modification or waiver.

C-1

Our opinion is rendered on the basis of economic and market conditions prevailing and on the prospects, financial and otherwise, of the Company known to us as of the date hereof. It should be understood that (i) subsequent developments may affect the conclusions expressed in this opinion if this opinion were rendered as of a later date, and (ii) Adams, Harkness & Hill, Inc. disclaims any obligation to advise any person of any change in any manner affecting this opinion that may come to our attention after the date of this opinion. We have not conducted, nor have we received copies of, any independent valuation or appraisal of any of the assets or liabilities of the Company. In addition, we have assumed, with your consent, that any material liabilities (contingent or otherwise, known or unknown) of the Company are as set forth in the financial statements of the Company.

Our opinion addresses only the fairness of the Consideration from a financial point of view to the holders of the Common Stock who will hold fractional shares immediately following the Reverse Stock Split, and does not address any other aspect of the Reverse Stock Split, nor does it constitute a recommendation to any holder of Common Stock or any other capital stock of the Company as to how to vote with respect to the Reverse Stock Split. In the ordinary course of our business, we may trade in the Common Stock for our own account and for the accounts of our customers and may at any time hold a long or short position in the Common Stock. We express no opinion as to the prices at which shares of Common Stock will trade at any time following the announcement or consummation of the Reverse Stock Split. This opinion should not be viewed as providing any assurance that the market value of the shares of Common Stock to be held by the stockholders of the Company after the consummation of the Reverse Stock Split will be in excess of the market value of the shares of Common Stock owned by such stockholders at any time prior to the announcement or the consummation of the Reverse Stock Split.

We have been engaged by the Special Committee of the Board of Directors of the Company (the "Special Committee") solely to render this opinion in connection with the Reverse Stock Split and will receive a fee for our services. We have not participated in, or provided advice with respect to, the pricing determination, structuring or negotiation of the Reverse Stock Split.

It is agreed between the Special Committee and Adams, Harkness & Hill, Inc. that this letter is directed to and for the information of the Special Committee in connection with its consideration of the Reverse Stock Split and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety and may be referred to in any filing made by the Company with the Securities and Exchange Commission with respect to the Reverse Stock Split as contemplated. It is also agreed that this opinion does not address the relative merits of the Reverse Stock Split or the other business strategies that the Special Committee or the Board of Directors of the Company has considered or may be considering, nor does it address the decision of the Special Committee or the Board of Directors of the Company to recommend or proceed with the Reverse Stock Split. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote on the proposed Reverse Stock Split or any other matter being voted upon by the Company's shareholders.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by the holders of the Common Stock who will hold fractional shares immediately following the Reverse Stock Split is fair, from a financial point of view, to such holders.

Sincerely,

ADAMS, HARKNESS & HILL, INC.

C-2

\*/        DETACH PROXY CARD HERE        \*/

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PROXY

GOLDEN STATE VINTNERS, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
for Annual Meeting of Stockholders, February 5, 2004

        The undersigned, stockholder(s) of Golden State Vintners, Inc. do(es) hereby appoint the corporation's Secretary and President, and each of them, proxies, each with full power of substitution, for and in the name and stead of the undersigned at the Annual Meeting of Stockholders of Golden State Vintners, Inc., to be held on February 5, 2004, and at any and all postponements or adjournments thereof, to vote all shares of capital stock held by the undersigned, with all powers that the undersigned would possess if personally present, on each of the matters referred to herein.

        THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED "FOR" ELECTION OF MANAGEMENT'S DIRECTOR-NOMINEES, "FOR" RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT AUDITORS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENT(S) OR ADJOURNMENT(S) THEREOF.

See Reverse Side

\*/        DETACH PROXY CARD        \*/

Please Detach Here
You Must Detach This Portion of the Proxy Card
Before Returning it in the Enclosed Envelope

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☐	FOR	☐	AGAINST	☐	ABSTAIN	1.	Proposal to amend the Company's Amended and Restated Certificate of Incorporation to effectuate a reverse split of the outstanding shares of the company's Class A and Class B Common Stock (the "Reverse Stock Split"). Pursuant to the Reverse Stock Split, shares of Class A and Class B Common Stock, respectively, held by each shareholder will be combined into a lessor number of shares, based on a ratio of 5,900 outstanding shares being combined into one share, with no fractional shares being issued as a result of the Reverse Stock Split. Each stockholder who would otherwise be entitled to receive a fractional share post-Reverse Stock Split shall receive in cash $3.25 per share for each share of Class A or Class B Common Stock held before the Reverse Stock Split that would result in a post-split fractional share.
☐	FOR all nominees listed below (except as indicated to the contrary below)		☐	WITHHOLD AUTHORITY to vote for all nominees listed below		2.	ELECTION OF DIRECTORS
Nominees:	01 Jeffrey J. Brown, 02 Jeffrey B. O'Neill, 03 Nicholas B. Binkley, 04 David Gale, 05 Lawrence R. Buchalter, 06 W. Scott Hedrick, 07 Jean-Michel Valette and 08 Paul M. Ginsburg.
(INSTRUCTION: To withhold authority to vote for any individual Nominee, write that Nominee's name in the space provided below.)

☐	FOR	☐	AGAINST	☐	ABSTAIN	3.	Proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending June 30, 2004.
☐	FOR	☐	AGAINST	☐	ABSTAIN	4.	In their discretion, upon such other matters as may properly come before the meeting and any postponement(s) or adjournment(s) thereof.
☐	MARK HERE FOR ADDRESS CHANGE AND NOTE AT BELOW	☐	MARK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING (You may still submit this proxy)
Signature
Date
Signature
Date

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both stockholders should sign.)

QuickLinks

SUMMARY OF TERMS OF REVERSE STOCK SPLIT
TABLE OF CONTENTS
VOTING PROCEDURES
FORWARD-LOOKING STATEMENTS
APPROVAL OF THE REVERSE STOCK SPLIT (Proxy Item No. 1)
SPECIAL FACTORS
BACKGROUND OF THE REVERSE STOCK SPLIT
EFFECTS OF THE REVERSE STOCK SPLIT
PRO FORMA FINANCIAL INFORMATION
PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS (UNAUDITED)
RECOMMENDATION OF THE SPECIAL COMMITTEE AND OUR BOARD; FAIRNESS OF THE REVERSE STOCK SPLIT
FAIRNESS OF THE REVERSE STOCK SPLIT TO STOCKHOLDERS
OPINION OF ADAMS, HARKNESS & HILL
DESCRIPTION OF THE REVERSE STOCK SPLIT
FINANCING OF THE REVERSE STOCK SPLIT
COSTS OF THE REVERSE STOCK SPLIT
PAST CONTACTS AND AGREEMENTS; INTERESTS OF CERTAIN PERSONS
CONDUCT OF THE COMPANY'S BUSINESS AFTER THE REVERSE STOCK SPLIT
SELECTED HISTORICAL FINANCIAL DATA
PRICE RANGE OF CLASS B COMMON STOCK; DIVIDENDS; TRADING VOLUME
ELECTION OF DIRECTORS (Proxy Item No. 2)
DIRECTOR-NOMINEES
OTHER EXECUTIVE OFFICERS
COMMITTEES
BOARD MEETINGS AND COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
VOTING AGREEMENT
EXECUTIVE COMPENSATION
INDEMNIFICATION OF DIRECTORS AND OFFICERS
STOCK OPTION PLANS
COMPENSATION COMMITTEE REPORT ON COMPENSATION OF EXECUTIVE OFFICERS
AUDIT COMMITTEE REPORT
PERFORMANCE GRAPH
COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN AMONG GOLDEN STATE VINTNERS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX AND A PEER GROUP
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
RATIFICATION OF APPOINTMENT OF THE COMPANY'S INDEPENDENT AUDITORS (Proxy Item No. 3)
OTHER MATTERS
FINANCIAL STATEMENTS
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
AVAILABLE INFORMATION
SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING
ANNEX A
CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF GOLDEN STATE VINTNERS, INC.
ANNEX B
CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF GOLDEN STATE VINTNERS, INC.